FREE WRITING PROSPECTUS DATED November 14, 2006	Filed pursuant to Rule 433(d)
(For use with the Prospectus dated April 20, 2006)	Registration Statement No. 333-132046

$355,000,000

(Approximate)

First Horizon ABS Trust 2006-HE2,

as Issuing Entity

First Horizon HELOC Notes, Series 2006-HE2

First Tennessee Bank National Association, as Sponsor, Seller, Master Servicer and Custodian	First Horizon Asset Securities Inc., as Depositor

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-132046. Before you invest, you should read the prospectus in that registration statement (which prospectus is referenced in Exhibit A hereto) and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-456-5460, extension 4712.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the related free writing prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$355,000,000
(Approximate)

First Horizon ABS Trust 2006-HE2,
as Issuing Entity

First Horizon HELOC Notes, Series 2006-HE2

First Tennessee Bank National Association,	First Horizon Asset Securities Inc.,
as Sponsor, Seller, Master Servicer and	as Depositor
Custodian

	Principal	Note	Price to	Underwriting	Proceeds to the
	Balance(1)	Rate(2)	Public	Discount	Depositor(3)
Per Note		LIBOR +[__]%	[___]%	[___]%	[___]%

Total	$355,000,000		$[______]	$[____]	$[____]

(1)    This amount is subject to a permitted variance of ±5%.

(2)    The note interest rate for each payment date will be variable and will be calculated as described under “Description of the Notes –Interest” in this free writing prospectus.

(3)    Before deducting expenses, payable by the depositor, estimated to be approximately $475,000.

The notes are being offered pursuant to this free writing prospectus and the accompanying prospectus.

Consider carefully the risk factors beginning on page 14 of this free writing prospectus and on page 6 of the accompanying prospectus.

The notes are obligations of the issuing entity only and are not obligations of or interests in the sponsor, depositor or any of their affiliates.

This free writing prospectus may be used to offer and sell the notes only if accompanied by the prospectus.

The notes will be issued by the issuing entity pursuant to an indenture and will be secured by the assets of the issuing entity, which will consist primarily of a pool of adjustable rate home equity line of credit loans. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based upon the prime rate. The remaining terms of maturity for the loans will range from 201 to 239 months.

Principal and interest on the notes will be payable monthly on the 25th day of each month, or if such day is not a business day, on the following business day, commencing in December 2006.

Credit enhancement for the notes consists of excess interest, overcollateralization, and a financial guaranty insurance policy issued by Financial Security Assurance Inc.

          The SEC and state securities regulators have not approved or disapproved of these securities or determined if this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The notes will be offered by FTN Financial Capital Markets from time to time to the public at the offering price listed in the table above and FTN Financial Capital Markets will receive the underwriting discount listed above. See “Underwriting” in this free writing prospectus. Delivery of the notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds on or about November 21, 2006.

FTN Financial

Free Writing Prospectus dated November 14, 2006

Important notice about information presented in this
free writing prospectus and the accompanying prospectus:

          We provide information to you about the notes offered by this free writing prospectus in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this free writing prospectus, which describes the specific terms of your notes.

          You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this free writing prospectus and prospectus is accurate as of any date other than the dates stated on their respective covers.

          We include cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY	6

Relevant Parties	6
Affiliations	6
Closing Date	6
Payment Dates	6
Determination Dates	6
The Transaction	6
The Notes	7
Record Date	7
Issuing Entity Property	7
The Mortgage Loans	7
Repurchase or Substitution of Mortgage Loans	8
Payments to Noteholders	9
Note Rate	9
Interest Accrual Periods	9
Application of Collections	9
Maturity Date	11
Termination of Trust	11
Credit Enhancement	11
Optional Termination	12
Servicing Compensation	12
Registration of Notes	12
Federal Income Tax Consequences	13
ERISA Considerations	13
Legal Investment Considerations	13
Note Rating	13

RISK FACTORS	14

Notes may not be appropriate investments for some investors	14
The underwriting standards for the mortgage loans are more sensitive to risks relating to borrower credit-
worthiness and less sensitive to risks relating to collateral value compared to first lien loans	14
The return on your notes may be reduced by losses on the mortgage loans, which are more likely because
they are primarily secured by second liens	15
Delays in payment on your notes may result from delinquent mortgage loans because the master servicer is
not required to advance	15
Excess interest from the mortgage loans may not provide adequate credit enhancement	16
Cash flow disruptions could cause payment delays and losses on the notes	16
Your yield and reinvestment may be adversely affected by unpredictability of prepayments	17
The return on your notes may be sensitive to changes in economic conditions	18
Geographic concentration increases risk that the yield on the notes may be impaired	18
Cash flow limited in early years of mortgage loans	18
The failure to deliver the loan documents to the indenture trustee and the failure to record the assignments
may cause a sale to the depositor to be ineffective	19
The master servicer has limited ability to change the terms of the mortgage loans	20
Interest payable on the notes and interest payable on the mortgage loans differ	20
Certain of the underlying senior mortgages may be subject to negative amortization	21
Ratings on notes based primarily on claims-paying ability of the note insurer	22
Limited information regarding prepayment history of HELOCs	22
Information regarding historical performance of other mortgage loans may not be indicative of the
performance of the loans in the issuing entity	23
Yield to maturity of notes may be affected by repurchases	24
Consequences of owning book-entry notes	24

The effects of terrorist attacks and military action are not determinable	25
An insolvency of the seller may delay, accelerate or reduce payments on the notes	25
The mortgage loans may convert to fixed rates which may reduce the yield on the notes	27

FORWARD-LOOKING STATEMENTS	28

THE DEPOSITOR	28

THE ISSUING ENTITY	29

THE OWNER TRUSTEE	30

THE INDENTURE TRUSTEE	30

THE TRUST ADMINISTRATOR	31

THE NOTE INSURER	31

General	31
Reinsurance	32
Ratings	32
Capitalization	32
Incorporation of Certain Documents by Reference	33
Insurance Regulation	34

THE SPONSOR, SELLER, MASTER SERVICER AND CUSTODIAN	34

First Tennessee Bank National Association	34

MATURITY AND PREPAYMENT CONSIDERATIONS	41

Weighted Average Life	42

DESCRIPTION OF THE HELOCS	45

General	45
HELOC Pool Statistics	45
HELOC Terms	53

STATIC POOL DATA	54

ADDITIONAL INFORMATION	55

DESCRIPTION OF THE NOTES	55

General	55
Book-Entry Notes	55
Payments	59
Certain Definitions	60
Interest	63
The Policy	64
Rapid Amortization Events	66
Termination of Trust	66
Optional Termination	66
Reports to Securityholders	67

THE SALE AND SERVICING AGREEMENT	68

Assignment of HELOCs	68
Conservatorship or Receivership	72
Optional Transfer of HELOCs	74
Optional Purchase of HELOCs	74
Master Servicer and Indenture Trustee Responsibilities	74
Transaction Accounts	75
Fees and Expenses	76
Modifications to HELOCs	79

Consent to Senior Liens	79
Hazard Insurance	79
Realization Upon Defaulted Mortgage Loans	79
Events of Servicing Termination	80
Rights Upon an Event of Servicing Termination	80
Amendment	81
Matters Regarding the Master Servicer	81

THE INDENTURE	82

Indenture Trustee Responsibilities	82
Events of Default; Rights Upon Event of Default	82
Covenants	83
Annual Opinion Regarding Perfection of Trust Estate	84
Annual Compliance Statement	85
Indenture Trustee’s Annual Report	85
Satisfaction and Discharge of Indenture	85
Modification of Indenture	85
Voting Rights	86
Matters Regarding the Indenture Trustee	86

THE TRUST AGREEMENT	87

Responsibilities of the Owner Trustee	87
Amendment	87
Matters Regarding the Owner Trustee, the Depositor and the Seller	87

ADMINISTRATION AGREEMENT	88

ACCOUNTING CONSIDERATIONS	88

USE OF PROCEEDS	88

LEGAL PROCEEDINGS	88

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	88

STATE TAX CONSEQUENCES	89

ERISA CONSIDERATIONS	89

LEGAL INVESTMENT CONSIDERATIONS	90

LEGAL MATTERS	90

EXPERTS	90

RATING	90

INDEX OF DEFINED TERMS	91

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.

For the definitions of certain capitalized terms used in this free writing prospectus, see “Index of Terms” on page 88.

Relevant Parties

The Issuing Entity

First Horizon ABS Trust 2006-HE2, a Delaware statutory trust.

Depositor

Firs Horizon Asset Securities Inc., a Delaware corporation.

Sponsor, Seller, Master Servicer and Custodian

First Tennessee Bank National Association, a national banking association.

The Note Insurer

Financial Security Assurance Inc., a New York stock insurance corporation.

The Indenture Trustee and Administrator

The Bank of New York, a New York banking corporation.

The Owner Trustee

Wilmington Trust Company, a Delaware banking corporation with trust powers.

Affiliations

First Tennessee Bank National Association, which is the sponsor, seller, master servicer and custodian, is the indirect parent of the depositor, First Horizon Asset Securities Inc. The underwriter, FTN Financial Capital Markets, is a division of First Tennessee Bank National Association. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the notes.

Cut-Off Date

November 1, 2006, the date as of which the aggregate principal balance of the home equity line of credit loans is determined for purposes of this free writing prospectus, unless a different date is specified.

Closing Date

On or about November 21, 2006.

Payment Dates

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing December 26, 2006. The last scheduled payment date for the notes is the payment date occurring in October 2026. We expect that the actual final payment date will be significantly earlier than the last scheduled payment date.

Determination Dates

With respect to each payment date, the earlier of the third business day after the 15th day of the month and the third business day prior to the related payment date.

The Transaction

The sponsor originated or purchased and currently services the home equity line of credit loans, which we sometimes refer to as either mortgage loans or HELOCs. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn transfer the mortgage loans to a Delaware statutory trust, which is the issuing entity. The issuing entity will be formed by a trust agreement, as amended and restated as of the closing date, between the owner trustee and the depositor. The issuing entity will pledge the mortgage loans to the indenture trustee for the benefit of the noteholders and the note insurer pursuant to the indenture. The master servicer will master service the mortgage loans and calculate distributions and other information regarding the notes in accordance with a sale and servicing agreement among the master servicer, the issuing entity, the indenture trustee and the depositor. The indenture trustee will have limited administrative duties under the sale and servicing agreement. The trust administrator will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The Notes

On the closing date, the issuing entity will issue the notes. The notes will be issued either in book-entry form or in definitive fully-registered certificated form in minimum denominations of $25,000 and incremental denominations of $1,000 in excess thereof.

Record Date

If the notes are issued in book-entry form, the close of business on the day before a payment date. If the notes are issued in fully-registered certificated form or are no longer book-entry notes, the record date will be the last day of the month preceding a payment date.

Issuing Entity Property

The property of the issuing entity will include:

  a pool of adjustable rate home equity line of credit loans made under home equity line of credit loan agreements, and secured primarily by first and second lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties that are transferred to the issuing entity on the closing date;

  payments on the mortgage loans received on or after the cut-off date;

  any additions to the loan balances of the mortgage loans during the life of the issuing entity;

  property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

  the benefit of the financial guaranty insurance policy;

  rights of the depositor under the purchase agreement by which the depositor acquires the mortgage loans from the seller;

  benefits under any hazard insurance policies covering the mortgaged properties;

  amounts on deposit in certain accounts; and

  all proceeds from the items above.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may be re-borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all the mortgage loans. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance,

plus

  any additional borrowings on that mortgage loan,

minus

  all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Mortgage Loan Rates

During the draw period, interest on the mortgage loans (together with other fees and any past due amounts) is payable monthly. Interest ( finance charge) is calculated by multiplying the average daily balance of the account for that period by the sum of:

  the highest prime rate published in the Money Rates section of The Wall Street Journal in effect on the last day of the billing cycle, which rate is effective from the first day of the billing cycle,

plus

  the applicable margin.

Mortgage loan rates for mortgages originated by the seller are governed by federal law and the law of the State of Tennessee. Federal law authorizes the seller, a national bank (or an operating subsidiary of the national bank) to charge interest rates and fees permitted by the law of the state in which the seller is located, which is Tennessee.

Mortgage loan rates for mortgages originated by correspondent lenders comply with applicable laws regarding interest rates and fees.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. Generally, home equity loans with 5-year draw periods have 15-year repayment periods and home equity loans with 10-year draw periods have 10 year repayment periods. The 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer.

Funding of Additional Balances

During each due period before the end of the revolving period, principal collections on the mortgage loans will be applied to purchase additional balances for the issuing entity. Any principal collections applied to purchase additional balances for the issuing entity will not be available for payment to the holders of the notes on the related payment date.

Mortgage Loan Characteristics

The mortgage loans that are expected to be sold to the issuing entity on the closing date have the following approximate characteristics as of the cut-off date:

  number of mortgage loans: 7,946

  aggregate principal balance: $355,064,595

  average principal balance: $44,685

  range of credit lines: $4,550 to $1,000,000

  average credit line: $75,631

  range of remaining terms to stated maturity: 201 months to 239 months weighted average remaining term to stated maturity: 226 months current mortgage loan rate per annum range: 8.110% to 12.750%

  weighted average current mortgage loan rate per annum: 8.870%

  range of margins: (0.140)% to 4.500%

  weighted average margin: 0.620%

  credit line utilization rate range: 0.40% to 100.89%

  average credit line utilization rate: 59.08%

  weighted average original combined loan-to value ratio: 81.94%

See “The Sponsor, Seller, Master Servicer and Custodian—Credit and Underwriting Guidelines” and “Description of the HELOCs” in this free writing prospectus.

Each mortgage loan contains a feature that permits the related borrower to lock the mortgage loan rate at a fixed rate with respect to all or a portion of the principal balance thereof at certain times during the term of the mortgage loan. Conversion to a fixed rate will not extend the maturity date of the related mortgage loan.

Repurchase or Substitution of Mortgage Loans

The seller has made certain representations and warranties regarding the mortgage loans to the depositor in the mortgage loan purchase agreement. The depositor has assigned its rights to these representations and warranties to the issuing entity under the sale and servicing agreement and the issuing entity has, in turn, pledged these rights to the indenture trustee for the benefit of the noteholders and the note insurer under the indenture.

Following discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to either (1) cure that breach, or (2) repurchase the affected mortgage loan from the issuing entity, or (3) in certain cases, substitute a materially similar mortgage loan for the defective mortgage loan.

In addition, upon delivery of the mortgage loan files by the depositor to the custodian, the custodian will review each mortgage file, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect, the seller will be obligated to repurchase the affected mortgage loan from the issuing entity, or, at the seller’s option, remove the affected mortgage loan from the issuing entity and substitute in its place a materially similar mortgage loan.

The seller will also be required to randomly purchase from the issuing entity or substitute a new mortgage loan for any mortgage loan as to which a borrower has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then current aggregate principal balance of the mortgage loans.

Furthermore, upon notice to the note insurer and subject to the satisfaction of certain other conditions, the owner of the transferor interest will be permitted to remove a randomly-selected portion of the mortgage loans from the issuing entity on any payment date without notice to the noteholders; provided that the aggregate principal balance of the mortgage loans so removed will not exceed the amount that the owner of the transferor interest has previously advanced to the issuing entity for the funding of additional balances, less (a) any amounts previously reimbursed to the owner of the transferor interest out of principal collections on the mortgage loans in respect of prior advances and (b) the aggregate principal balance of any mortgage loans previously removed from the issuing entity by the owner of the transferor interest in respect of prior advances.

Pursuant to the sale and servicing agreement, on any one payment date, the master servicer may make a one-time only election to purchase up to 1% of the mortgage loans, by aggregate principal balance as of such date. The mortgage loans so purchased will be selected by the master servicer in its sole discretion and will be purchased at a price not less than the stated principal balance of the purchased mortgage loans.

See “Risk Factors – Yield to Maturity of Notes May be Affected by Repurchases,” “The Sale and Servicing Agreement – Assignment of HELOCs—and Optional Transfer of HELOCs” and “– Optional Purchase of HELOCs” in this free writing prospectus.

Payments to Noteholders

You will be entitled to receive payments of interest each month starting in December 2006. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments and new draws on the mortgage loans. Each month the indenture trustee will calculate the amounts to be paid to the noteholders. If you hold a note on the day preceding a payment date, or if the notes are no longer book-entry notes, the last day of the month preceding a payment date, you will be entitled to receive payments on the next payment date. The payment date will be the 25th day of each month or, if that day is not a business day, the next succeeding business day.

Note Rate

Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the least of:

  a floating rate equal to LIBOR plus [__]%,

  a rate equal to the product of (x) the weighted average of the mortgage loan rates on the mortgage loans, minus (i) the rates at which certain fees and expenses of the issuing entity are calculated, and (ii) [25] basis points, and (y) a fraction, the numerator of which is the invested amount for the previous payment date and the denominator of which is the outstanding principal amount of the notes immediately prior to such payment date, adjusted for the related interest accrual period, and

  18.00% per annum.

Interest Accrual Periods

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the applicable rate from the closing date through the day before the first payment date. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.

Application of Collections

          Priority of Interest Payments

On each payment date, after payment of the master servicing fee, the portion of interest collections on the mortgage loans received during the preceding calendar month, that is allocated to noteholders will be applied in the following order of priority:

          1.     to the indenture trustee, the indenture trustee fee;

2.	to the note insurer, the premium due for the policy;

If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the owner of the transferor interest will be obligated to advance funds to the issuing entity to purchase the additional balances that were not funded out of principal collections on the mortgage loans.

With respect to any due period during the rapid amortization period, 100% of principal collections will be applied to pay principal on the notes.

See “Description of the Notes—Payments” in this free writing prospectus.

Revolving Period

The revolving period begins on the closing date and ends on the earlier of:

  The payment date in November 2011, and

  The date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the revolving period.

Rapid Amortization Event

The occurrence of a rapid amortization event will affect the flow of funds and may cause acceleration of payments to the holders of the notes. A “rapid amortization event” exists when certain events occur, including:

  interest collections or principal collections for any payment date are insufficient to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

  the occurrence of certain events of insolvency with respect to the issuing entity, the depositor or the master servicer;

  the issuing entity becoming subject to the Investment Company Act of 1940, as amended;

  failure on the part of the issuing entity, the depositor, the seller or the master servicer to perform any of their respective material obligations under the sale and servicing agreement, the trust agreement or the indenture;

3.	to the noteholders, accrued interest and any overdue accrued interest on the notes, to the extent described under “Description of the Notes—Payments”;

4.

to the noteholders, as a payment of principal, the noteholders’ portion of charge-offs incurred during the preceding calendar month, and the noteholders’ portion of charge-offs incurred during previous periods that were not subsequently funded by the noteholders’ portion of interest collections, overcollateralization or draws under the policy;

5.	to the note insurer, as reimbursement for prior draws made under the policy;

6.	to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the required level;

7.	to the note insurer, any other amounts owed to the note insurer pursuant to the insurance agreement;

8.	to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the available funds rate; and

9.	to the owner of the transferor interest.

          Principal Payments

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the revolving period or the rapid amortization period, whether the step-down date has occurred, whether a step-down test has been satisfied or whether an excess spread step-up event has occurred.

Generally, with respect to any due period during the revolving period, principal collections on the mortgage loans will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization.

Any remaining principal collections will be paid to the owner of the transferor interest, which will initially be the depositor.

  the occurrence of an event of servicer termination under the sale and servicing agreement; and

  draws under the policy exceeding 1.00% of the aggregate principal balance of the mortgage loans as of the cut-off date, whether or not previously reimbursed.

For a further description of the events which may constitute “rapid amortization events,” See “Description of the Notes—Rapid Amortization Events” in this free writing prospectus.

Step-Down Test

A “step-down test” refers to certain tests with respect to specified levels of charge-offs or delinquencies on the mortgage loans that, if satisfied, may result in a decrease in the required level of overcollateralization on or after the step-down date.

See “Description of the Notes—Certain Definitions” in this free writing prospectus.

The Step-Down Date

So long as no trigger event shall have occurred, the step-down date will be the later of the payment date occurring in June 2009 or the payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

Excess Spread Step-Up Event

An “excess spread step-up event” will occur if the amount of excess interest on the mortgage loans, averaged over a three-month period, is less than a minimum required amount. The required level of overcollateralization will increase if an excess spread step-up event occurs on a payment date.

See “Description of the Notes—Certain Definitions” in this free writing prospectus.

Maturity Date

October 26, 2026.

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

Termination of Trust

The issuing entity will terminate on the payment date following the earliest of (i) the payment date occurring in October 2026, (ii) the final payment or other liquidation of the last mortgage loan in the issuing entity and (iii) the master servicer’s exercise of its right to repurchase the mortgage loans as described under “Description of the Notes – Optional Termination”.

Credit Enhancement

          Overcollateralization and Excess Interest

The application of the payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization. On the closing date the overcollateralization will be zero and is expected to build to the required amount after the notes have been issued.

The noteholders’ portion of interest payments on the mortgage loans is expected to exceed the amount of interest due and payable on the notes. Beginning in March 2007, a portion of this excess interest will be applied as payments of principal on the notes. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes. Once the required level of overcollateralization is reached, the application of the excess interest as payments of principal to the notes will cease, until it is again needed to maintain the required level of overcollateralization.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will change over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the notes would be accelerated until the level of overcollateralization reaches its required level.

See “Maturity and Prepayment Considerations” and “Description of the Notes” in this free writing prospectus.

          The Policy

Financial Security Assurance Inc. will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to herein as the policy. The policy will unconditionally and irrevocably guarantee payment of accrued and unpaid interest due on the notes on each payment date, plus principal on the notes, as described below. The policy will not guarantee any payments of interest in excess of the available funds rate.

On each payment date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest on the notes, subject to the available funds rate, or (ii) investor charge off amounts not covered by the noteholders’ portion of interest collections or overcollateralization. If an insufficiency exists and it is covered by the policy, then the indenture trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the remaining principal amount of the notes on the payment date occurring in October 2026.

See “Description of the Notes—The Policy” in this free writing prospectus.

Optional Termination

On any payment date on or after the date on which the outstanding principal balance of the notes (after all principal payments on such payment date) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes at the close of business on the day the notes are issued, the master servicer will have the option of purchasing the mortgage loans, which will have the effect of redeeming the notes.

See “Description of the Notes—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Optional Termination” in the prospectus.

Fees and Expenses

The amounts available for payment on the notes on any payment date generally will not include the following amounts:

  the master servicing fees, expenses and indemnities;

  the indenture trustee fees, expenses and indemnities;

  the premium for the policy;

  any reimbursement amounts for advances previously made by the master servicer and other amounts as to which the master servicer is entitled to be reimbursed from the collection account pursuant to the sale and servicing agreement;

  assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, which shall be payable to the master servicer as additional servicing compensation;

  all investment income from amounts on deposit in the collection account, which shall be payable to the master servicer as additional servicing compensation; and

  all investment income from amounts on deposit in the distribution account, if any, which shall be payable to the indenture trustee as additional compensation.

See “The Sale and Servicing agreement — Fees and Expenses” in this free writing prospectus.

No other transaction party will be entitled to receive fees or reimbursement from amounts collected in respect of the issuing entity assets.

Servicing Compensation

The master servicer will be entitled to retain from interest collections the master servicing fee which will equal 0.50% per annum of the aggregate outstanding principal balance of the mortgage loans as of the first day of the related due period.

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of assumption fees, late payment charges, termination fees, and other fees and charges and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

These amounts will be paid to the master servicer from collections on the mortgage loans before any payments on the notes.

See “The Sale and Servicing Agreement – Fees and Expenses” in this free writing prospectus.

Registration of Notes

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository’s nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this free writing prospectus.

See “Risk Factors—Consequences of Owning Book-Entry Notes”, “Description of the Notes—Book-Entry Notes” in this free writing prospectus and “Description of the Securities – Book-entry Registration of the Securities” in the prospectus.

Federal Income Tax Consequences

In the opinion of Andrews Kurth LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the issuing entity will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness for federal, state and local income and franchise tax purposes.

See “Federal Income Tax Consequences” and “State Tax Consequences” in this free writing prospectus.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA Considerations” in this free writing prospectus and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines “mortgage related securities” to include only first-lien mortgages. Because the pool of mortgage loans owned by the issuing entity includes second-lien mortgage loans, the notes will not be “mortgage related securities” under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or “mortgage related securities” and will be unable to invest in the notes.

See “Legal Investment Considerations” in this free writing prospectus and “Legal Investment” in the prospectus.

Note Rating

Before the notes can be issued, the owner trust must obtain ratings on the notes of:

  “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

  “Aaa” by Moody’s Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment. The ratings do not address any payments of interest that could accrue if the notes are subject to the available funds rate cap or the maximum rate cap.

See “Risk Factors—Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer” and “Rating” in this free writing prospectus and “Risk Factors—Rating of the Securities Do Not Assure Their Payment” and “Rating” in the prospectus.

RISK FACTORS

          You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under “Risk factors” in the prospectus.

Notes may not be appropriate investments for
some investors	The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the notes. This may be the case because, among other things:

• if you purchase your notes at a price other than par,
your yield to maturity will be sensitive to the uncertain
rate and timing of principal prepayments on the
mortgage loans;

• the notes may be inappropriate investments for you if
you require a distribution of a particular amount of
principal on a specific date or an otherwise predictable
stream of distributions because the rate of principal
distributions on, and the weighted average lives of, the
notes will be sensitive to the uncertain rate and timing
of principal payments and draws on the mortgage
loans;

• you may not be able to reinvest the principal amounts
paid on your notes, which in general are expected to
be greater during periods of relatively low interest
rates, at a rate that is as high as the interest rate on the notes or your expected yield; and

• unless a secondary market for the notes develops, the
notes may be illiquid investments.

You should also carefully consider the further risks discussed below and under the heading “Maturity and Prepayment
Considerations” in this free writing prospectus and under the heading “Risk Factors” in the prospectus.

The underwriting standards for the mortgage
loans are more sensitive to risks relating to
borrower credit-worthiness and less sensitive to
risks relating to collateral value compared to first
lien loans	The underwriting standards under which the mortgage loans
were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based
primarily on the borrower’s credit history and capacity to
repay rather than on the value of the collateral. See “The
Sponsor, Seller, Master Servicer and Custodian – First
Tennessee Bank National Association – Credit and
Underwriting Guidelines” in this free writing prospectus.

Because of the relatively high combined loan-to-value ratios of the mortgage loans, which increases the likelihood that the value of the mortgaged property would not be sufficient to
satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases, and the fact that the

mortgage loans are primarily secured by second liens, losses on the mortgage loans will likely be higher than on first lien mortgage loans.

The return on your notes may be reduced by
losses on the mortgage loans, which are more
likely because they are primarily secured by
second liens	Approximately 96.55% of the cut-off date principal balance
of the mortgage loans are secured by second mortgages or
deeds of trust. Proceeds from liquidation of the mortgaged
property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full.
When it is uneconomical to foreclose on the mortgaged
property or engage in other loss mitigation procedures, the
master servicer may write off the entire outstanding principal balance of the mortgage loan as a bad debt. These risks are
particularly applicable to mortgage loans secured by second
liens that have high combined loan-to-value ratios or have
small balances relative to the total indebtedness of the
borrower because it is more likely that the master servicer
would determine foreclosure to be uneconomical for these
types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to value ratio of the mortgage loans is approximately 81.94%.

If the note insurer defaults on its obligations under the policy, you will bear the risk of any losses if the liquidation proceeds are insufficient to satisfy the mortgage loans secured by
second liens and prior liens in the aggregate, or if the entire outstanding principal balance of a mortgage loan is written-
off as bad debt.

Delays in payment on your notes
may result from delinquent mortgage
loans because the master servicer is not required
to advance	The master servicer is not obligated to advance scheduled
monthly payments of principal and interest on mortgage loans that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from the mortgage
loans that become delinquent or go into default.
Delinquencies and defaults on mortgage loans are generally
expected to occur with greater frequency in their early years.

The rate of delinquency and default of second lien mortgage
loans may be greater than that of mortgage loans secured by
first liens on comparable properties.

Excess interest from the mortgage loans may not
provide adequate credit enhancement	The mortgage loans are expected to generate more investor
interest than is needed to pay interest on the notes because the weighted average loan rate on the mortgage loans is expected to be higher than the note rate. If the mortgage loans generate more interest than is needed to pay interest on the notes,
beginning on the payment date in March 2007, the excess
interest will be used to make additional principal payments on the notes. The use of excess interest to make additional
principal payments on the notes will reduce the aggregate
principal balance of the notes below the outstanding principal balance of the mortgage loans, thereby creating
overcollateralization. Overcollateralization is intended to
provide limited protection to noteholders by absorbing losses from liquidated mortgage loans. However, we cannot assure
you that enough excess interest will be generated on the
mortgage loans to build, maintain, or restore the required
level of overcollateralization.

The excess interest available on any payment date will be
affected by the actual amount of interest received, collected, or recovered on the mortgage loans during the preceding
month. That amount will be influenced by changes in the
weighted average of the loan rates resulting from prepayments and liquidations of the mortgage loans as well as from
adjustments of the loan rates. Because the index used to
determine the loan rates on the mortgage loans is different
from the index used to determine the interest rates on the
notes, it is possible that the interest rate on the notes may be higher than the loan rates on the mortgage loans. In that event, it may be necessary to apply all or a greater portion of the available interest to make required payments of interest on the notes. As a result, excess interest may be reduced. Further, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future
excess interest.

If the protection afforded by overcollateralization is
insufficient and the note insurer defaults with respect to its obligations under the policy, you could experience a loss on your investment.

Cash flow disruptions could cause payment delays
and losses on the notes	Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls could occur in payments to holders of the notes. Further, liquidation
expenses (such as legal fees, real estate taxes, and
maintenance and preservation expenses) will reduce the
security for the related mortgage loans and in turn reduce the proceeds payable to the holders of the notes. If any of the
mortgaged properties fails to provide adequate security for the related mortgage loans and the note insurer defaults with
respect to its obligations under the policy, you could
experience a loss on your investment.

Your yield and reinvestment may be adversely
affected by unpredictability of
prepayments	During the period in which a borrower may borrow money
under the borrower’s line of credit, the borrower may make
monthly payments only for the accrued interest or may also
repay some or all of the amount previously borrowed. In
addition, borrowers may borrow additional amounts up to the
maximum amounts of their lines of credit. As a result, the
amount the master servicer receives in principal payments on the mortgage loans in any month (and in turn the amount of
principal repaid to the holders of the notes) may change
significantly. Even during the repayment period, borrowers
generally may prepay their mortgage loans at any time
without penalty. Prepayments, however, on mortgage loans
secured by property in California and certain other
jurisdictions may be subject to account termination fees
during the first three years after origination of the mortgage loan. Generally, revolving home equity loans are not viewed
by borrowers as permanent financing. The mortgage loans
may be repaid at faster rates than traditional mortgage loans.
Prepayment experience may be affected by a wide variety of
factors, including:

• general economic conditions,

• interest rates

• the availability of alternative financing, and

• homeowner mobility.

In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to
enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage
loan in a manner consistent with reasonable commercial
practice. See “Description of the Notes” in this free writing prospectus and “Certain Legal Aspects of the Loans—Due-on-
Sale Clauses” in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

The yield to maturity and weighted average life of the notes will be affected primarily by:

• the rate and timing of repayments and prepayments
on the mortgage loans as compared to the creation
and amount of additional balances, and

• the realization of charge-off amounts.

You will bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See
“Maturity and Prepayment Considerations” in this free
writing prospectus and “Yield, Maturity and Prepayment
Considerations” in the prospectus.

The return on your notes may be sensitive to	Mortgage loans similar to those included in the mortgage loan
changes in economic conditions	pool have been originated for a limited period of time. A
deterioration in economic conditions could adversely affect
the ability and willingness of borrowers to repay their
mortgage loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Geographic concentration increases risk that the
yield on the notes may be impaired	One risk associated with investing in notes backed by mortgage loans is created by any concentration of the related mortgaged properties in one or more geographic regions. If the regional economy or housing market of any state (or other region)
having a significant concentration of the properties underlying the mortgage loans weakens, the mortgage loans related to
properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders if the note
insurer fails to perform under the policy. A region’s economic condition and housing market may be adversely affected by a
variety of events, including natural disasters such as
earthquakes, hurricanes, floods and eruptions, and civil
disturbances. The economic impact of any such events may
also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the
mortgage loans may be concentrated in these regions. Such
concentration may result in greater losses to noteholders than those generally present for similar notes without such
concentration. As of November 1, 2006, approximately
21.53%, 7.72%, 6.16%, 5.73% and 4.56% of the mortgage
loans were secured by mortgaged properties in California,
Washington, Virginia, Maryland and Arizona, respectively. A
weakening of the economy of these states may result in
increases in the loss and delinquency rate for mortgage loans concentrated in such areas and if the note insurer fails to
perform under the policy, you may experience delays in
payment or suffer a loss.

Cash flow limited in early years of
mortgage loans	Unless the borrower has elected to convert all or a portion of a mortgage loan to a fixed rate of interest, borrowers generally are not required to make monthly payments of principal during the draw period under the related credit line agreements,
although minimum payments are required to at least equal, and may exceed, accrued interest and fees. Principal payments on the converted portion of a mortgage loan amortize over a period selected by the borrower, not to exceed the original maturity of the mortgage loan. As a result, collections on mortgage loans may vary. A substantial portion of the mortgage loans by
outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw periods for one
additional five year term, but in no event will the draw period for a mortgage loan extend more than 10 years beyond the cut-
off date. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make
payments to you and you may receive payments of principal

more slowly than anticipated.

Generally, with respect to any due period during the revolving period, principal collections on the mortgage loans will be
applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available
principal collections, to pay principal of the notes on the
related payment date to the extent required to create or
maintain the required level of overcollateralization.

Any remaining principal collections will be paid to the owner of the transferor interest, which will initially be the depositor.

If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the
additional balances for the issuing entity, the noteholders will not be entitled to receive a payment of principal from the
principal collections on the related payment date.

The failure to deliver the loan documents to the
indenture trustee and the failure to record the
assignments may cause a sale to the depositor to
be ineffective	Under the terms of a sale and servicing agreement, among the depositor, the master servicer, the issuing entity and the
indenture trustee, so long as the seller’s unsecured debt is assigned a minimum rating of “Baa2” by Moody’s Investor
Service, Inc. and “BBB” by Standard and Poor’s Ratings
Services, a division of The McGraw-Hill Companies, Inc., the loan documents with respect to each home equity line of credit will be retained by the seller, and assignments of the related mortgage to the issuing entity will not be recorded. Failure to deliver the documents to the indenture trustee will make the transfer of the home equity lines of credit potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity line of credit to a purchaser who had no notice of the prior sale to the depositor and the transfer to the issuing entity and who perfects its interest in the home equity lines of credit by taking possession of the documents.

Each of the seller and the depositor have taken steps to
structure the transfer of the home equity lines of credit from the seller to the depositor and the subsequent transfer of the home equity lines of credit to the issuing entity as a “true sale” for legal and bankruptcy purposes. If, for any reason, including the insolvency or bankruptcy of the seller or the depositor, the seller or the depositor is found not to have sold the home equity lines of credit, but is instead deemed to have made a pledge of the related home equity lines of credit to secure a loan, then the depositor, the issuing entity and/or the indenture trustee will have a perfected security interest in the home equity lines of credit because the seller and the depositor have filed financing statements to perfect the depositor’s and/or the issuing entity’s and/or the indenture trustee’s security interest in the home equity lines of credit conveyed by the seller and the depositor and pledged by the issuing entity. The UCC filings will not
eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity

lines of credit.

The circumstances under which the seller would be required to prepare assignments and segregate mortgage notes in advance
of delivery and the circumstances under which the seller would be required to deliver the mortgage notes and other documents related to each mortgage loan in each case are described in this free writing prospectus under “The Sale and Servicing
Agreement—Assignment of HELOCs.”

The master servicer has limited
ability to change the terms of
the mortgage loans	The master servicer may agree to changes in the terms of a
mortgage loan if the changes:

• do not materially and adversely affect the interest of
the noteholders or the note insurer; and

• are consistent with prudent business practice.

In addition, the master servicer, within certain limitations, may increase the credit line and reduce the mortgage loan rate
related to a mortgage loan. Any increase in the credit line
related to a mortgage loan could increase the combined loan-to-
value ratio of that mortgage loan and, accordingly, may
increase the likelihood and could increase the severity of loss in the event of a default under the mortgage loan. In addition, any reduction in the mortgage loan rate of a mortgage loan could reduce the excess cash flow available to absorb losses.

See “The Sale and Servicing agreement—Modifications to
HELOCs” and “—Consent to Senior Liens” in this free writing
prospectus.

Interest payable on the notes
and interest payable on the
mortgage loans differ	Interest payable on the mortgage loans may be insufficient to pay interest on the notes, which accrues on the basis of LIBOR plus [__]%, subject to a cap based in part on the interest rates on the mortgage loans. Interest payable on the mortgage loans will accrue at either a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on
adjustments or, if the borrower has elected to convert the rate of interest applicable to all or a portion of the mortgage loan to a fixed rate, a fixed rate based upon the then current market interest rates for second lien home equity loans, which fixed rate may be lower than the rate at which the notes accrue
interest. As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus [__]%.

LIBOR and the prime rate may not respond to the same
economic factors and there is no necessary correlation between them. In addition, the spread between LIBOR and any fixed
rate locked in by a borrower will vary over time. Any
reduction in the spread between LIBOR and the prime rate (and the applicable fixed rates of converted mortgage loans) will also reduce the amount of interest receipts on the mortgage
loans that would be available to absorb losses and charge-offs allocated to the noteholders. In that event, if the
overcollateralization were depleted and the note insurer failed to perform under the policy, you would experience a loss.

In addition, if the spread between LIBOR and the prime rate is reduced or eliminated, the interest payable on the notes also may be reduced. If the sum of LIBOR plus [__]% exceeds the
available funds rate, such shortfalls will be paid to the
noteholders, subject to the maximum rate, only if amounts are available for such payment on a subsequent payment date and
at a lower priority than interest is normally paid to the
noteholders. Such shortfalls will not be guaranteed by the note insurer.

Certain of the underlying senior mortgages may
be subject to negative amortization	The underlying senior mortgage loans related to certain of the second lien mortgage loans included in the issuing entity may have negative amortization features. The interest rates on
negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually
and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of underlying senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by
the borrower, the amount of interest accruing on the principal balance of these underlying senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a
portion of the accrued interest on the underlying senior
mortgage loans that are negatively amortizing loans may
become deferred interest that will be added to their principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be
adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of an underlying senior mortgage loan over its
remaining term to maturity. In certain circumstances, the
monthly payment due on an underlying senior mortgage loan
that is a negative amortization loan will be recast without
regard to the periodic cap. These features may affect the rate at which principal on these underlying senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In
addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal
balance of the underlying senior mortgage loan due to deferred interest.

The borrowers of these mortgage loans have two adjustable-
rate loans whose interest payments may increase and, in the
case of the underlying senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans if the borrowers of these loans are unable to pay the increased monthly payments.

Ratings on notes based primarily
on claims-paying ability of the
note insurer	The ratings on the notes depend primarily on the claims paying ability of the note insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the note insurer may have a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The ratings on your notes address credit risk and do not address the likelihood of prepayments.

See “Rating” in this free writing prospectus.

Limited information regarding
prepayment history of HELOCs	All of the mortgage loans may be prepaid in whole or in part at any time. Revolving home equity line of credit loans usually are not viewed by borrowers as permanent financing and may
experience a higher rate of prepayment than traditional
mortgage loans. The issuing entity’s prepayment experience
may be affected by a wide variety of factors, including:

• general economic conditions,

• interest rates,

• the availability of alternative financing,

• homeowner mobility, and

• changes affecting the ability to deduct interest
payments on home equity lines of credit for Federal
income tax purposes.

In addition, substantially all of the mortgage loans contain due-
on-sale provisions, which may affect the rate of prepayment.

For static pool information with respect to the sponsor’s prior securitized pools involving mortgage loans similar to the
mortgage loans in the mortgage pool, presented by vintage
origination year, see “Static Pool Data” in this free writing prospectus.

See also “Maturity and Prepayment Considerations” in this
free writing prospectus.

Information regarding historical performance of
other mortgage loans may not be indicative of the
performance of the loans in	A variety of factors may affect the performance of any pool of
the issuing entity	mortgage loans during any particular period of time. In
addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the
issuing entity to differ from the performance of other loans of a similar type. When examining data regarding the historical
performance of pools of mortgage loans, prospective investors should consider, among other things:

• the relative seasoning of the pools; and

• differences in interest rates, credit quality and any of
various other material pool characteristics, both at
formation of a pool and over time.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the
mortgage loans in the issuing entity, historical loan
performance during a period of rising home values may differ significantly from the future performance of similar loans
during a period of stable or declining home values.

Yield to maturity of notes may be
affected by repurchases	The yield to maturity of the notes may be affected by certain repurchase requirements. The seller will be required to
purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties made by it have not been cured. The seller will also be required to
randomly purchase from the issuing entity or substitute a new mortgage loan for any mortgage loan as to which a borrower
has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then
current aggregate principal balance of the mortgage loans.

In addition, upon notice to the note insurer and subject to the satisfaction of certain other conditions, the owner of the
transferor interest will be permitted to remove a portion of the mortgage loans from the issuing entity on any payment date
without notice to the noteholders; provided that the aggregate principal balance of the mortgage loans so removed will not
exceed the amount of the transferor interest. The owner of the transferor interest will randomly select the mortgage loans to be removed.

Furthermore, pursuant to the sale and servicing agreement, on any one payment date, the master servicer may make a one-
time only election to purchase up to 1% of the mortgage
loans, by aggregate principal balance as of such date. The
mortgage loans so purchased will be selected by the master
servicer in its sole discretion and will be purchased at a price not less than the stated principal balance of the purchased
mortgage loans.

These purchases will have the same effect on the holders of
the notes as a prepayment of the related mortgage loans.

Consequences of owning
book-entry notes	Limit on Liquidity of Notes. Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary
trading market since investors may be unwilling to purchase
securities for which they cannot obtain physical notes.

Limit on Ability to Transfer or Pledge. Since transactions in the notes can be effected only through DTC, Clearstream,
Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

Delays in Payments. As a beneficial owner, you may
experience some delay in your receipt of payments of interest on and principal of your notes since payments will be
forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

See “Description of the Notes—Book-Entry Notes” in this free writing prospectus.

The effects of terrorist attacks and
military action are not determinable	The effects that possible future terrorist attacks or other
incidents and related military action, or the military action by
United States forces in Iraq and other regions, may have on
the performance of the mortgage loans or on the values of the related mortgaged properties cannot be determined at this
time. Investors should consider the possible effects of such incidents on delinquency, default and prepayment experience
of the mortgage loans. Federal agencies and non-government
lenders have and may continue to defer, reduce or forgive
payments and delay foreclosure proceedings in respect of
loans to borrowers affected in some way by future attacks or other incidents and the related military action.

The current deployment of U.S. military reservists and
members of the National Guard and any further such
deployments may significantly increase the proportion of
loans whose interest rates are reduced by application of the
Servicemembers Civil Relief Act, as amended (the “Relief
Act”). The Relief Act provides, generally, that a borrower
who is covered by the Relief Act may not be charged interest on the related mortgage loan in excess of 6% annually during the period of the borrower’s active duty. Under the Military
Reservist Relief Act, which is a California statute, under
certain circumstances, California residents called into active duty with the reserves can delay payments on mortgage loans
for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. Interest
payable to holders of the notes will be reduced by any
reductions in the amount of interest not collectible as a result of the application of such acts. These shortfalls are not
required to be paid by the borrower at any future time. Neither the seller, the depositor or the master servicer is required to advance these shortfalls as delinquent payments, and such
shortfalls are not covered by the Policy. Any reductions
resulting from such acts will be allocated pro rata among the noteholders.

In addition, legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been
proposed and may be enacted in various states.

An insolvency of the seller may delay, accelerate
or reduce payments on the notes
The Federal Deposit Insurance Corporation has special powers under the banking laws to take certain actions on the insolvency of the seller. The Federal Deposit Insurance Corporation has issued regulations surrendering certain rights under the Federal
Deposit Insurance Act, as amended by the Financial Institutions
Reform, Recovery and Enforcement Act of 1989, to reclaim,
recover or re-characterize a financial institution’s transfer of financial assets such as the home equity lines of credit if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the
transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documentation
reflects such intention and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial
institution’s insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

The seller’s transfers of the home equity lines of credit and the agreements under which the seller made and makes those
transfers are intended to satisfy all of these conditions, other than the condition specified in clause (iii) above. Since one or more conditions required under the FDIC’s regulations will not be met by the seller, the FDIC could reclaim, recover, or re-
characterize the seller’s transfer of the HELOCs and, if so, you might experience delays and/or reductions in payments on your notes. In addition, the Federal Deposit Insurance Corporation might have the right to repay the notes early and for an amount that may be greater or less than their principal balance. Under these circumstances, you may suffer a loss. Furthermore, the insolvency of the seller would result in the commencement of a rapid amortization event. If a rapid amortization period occurs, you are likely to be repaid principal on your notes earlier than expected.

See “The Sale and Servicing Agreement–Conservatorship and
Receivership” in this free writing prospectus.

The mortgage loans may convert to
fixed rates which may reduce
the yield on the notes	Although each of the mortgage loans in the mortgage pool is
an adjustable rate mortgage loan, the borrower can convert all or a portion of the amount outstanding under a mortgage loan from an adjustable rate to a fixed rate as long as the borrower is current in payment on the borrower’s mortgage loan. The
maximum aggregate principal balance of the portion of the
mortgage loans with respect to which the related borrower has made such an election that will be permitted to remain in the issuing entity is 10% of the then current aggregate principal balance of the mortgage loans. The seller will be obligated to randomly purchase from the issuing entity or substitute a new mortgage loan for converted mortgage loans representing an
aggregate principal balance in excess of such 10%. The fixed rate on a converted loan may be lower than the interest rate on the notes. Since the interest rate on the notes may not exceed a rate based on the weighted average of the net mortgage loan rates, any conversion to a fixed rate of a mortgage loan that has not been purchased or substituted for by the seller may
increase the likelihood that the interest rate on the notes will be subject to the available funds rate cap. See “Description of the HELOCS” and “Maturity and Prepayment
Considerations” in this free writing prospectus.

FORWARD-LOOKING STATEMENTS

          We caution you that certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE DEPOSITOR

          First Horizon Asset Securities Inc. is a Delaware corporation with its principal executive offices located at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000. The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own and sell mortgage pass-through securities which evidence ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing.

          Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the notes.

          After the issuance of the notes, the depositor may be required (to the extent specified in the sale and servicing agreement) to perform certain actions on a continual basis, including but not limited to:

  upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the indenture trustee or deliver a qualified substitute mortgage loan as described under “The Sale and Servicing Agreement— Assignment of the HELOCs” in this free writing prospectus;

  to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the indenture trustee’s security interest in or lien on the mortgage loans and any such related assets;

  to appoint a successor trustee or master servicer, as applicable, in the event either the indenture trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

  to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

  to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

  to provide the indenture trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the sale and servicing agreement.

          The liability of the depositor under the sale and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Despositor” in the prospectus. In addition, the depositor will be entitled to indemnification from the issuing entity to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

THE ISSUING ENTITY

          First Horizon ABS Trust 2006-HE2 is a statutory trust formed under the laws of the State of Delaware by the trust agreement, dated as of November 14, 2006, between the depositor and the owner trustee for the transactions described in this free writing prospectus. The trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. First Horizon ABS Trust 2006-HE2 is referred to in this free writing prospectus as the “issuing entity” and is referred to in the prospectus as the “trust” or the “trust fund.” The owner trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The issuing entity’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The fiscal year end of the issuing entity is December 31.

          After its formation, the issuing entity will not engage in any activity other than (1) acquiring, holding and managing the issuing entity property described below, (2) issuing the notes and the transferor interest, (3) making payments on the notes and the transferor interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes. Except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus. The permissible activities of the issuing entity can only be amended or modified by amending the trust agreement as described under “The Trust Agreement – Amendment.”

          The issuing entity property will consist of:

  each of the home equity lines of credit or “HELOCs” that are transferred by the depositor to the issuing entity;

  collections on the HELOCs received on or after November 1, 2006 (the “Cut-Off Date”);

  the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;

  mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;

  the collection account and the distribution account, excluding, in each case, net earnings thereon;

  the benefit of the financial guaranty insurance policy issued by the note insurer (the “Policy”);

  the depositor’s rights under the mortgage loan purchase agreement;

  benefits under any hazard insurance policies covering the mortgaged properties; and

  all proceeds from the items above.

          The issuing entity will not acquire any assets other than the issuing entity property described above.

          Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

          The equity ownership in the issuing entity will be evidenced by the transferor certificate, which will be initially held by the depositor. The holder of the transferor certificate will, after all amounts due and owing to the owner trustee, and not otherwise paid, have been paid, be entitled to receive on each payment date any remaining cash flow from amounts collected in respect of the mortgage loans after all principal and interest on the notes and other expenses of the issuing entity for such payment date have been made. See “Description of the Notes – Payments.”

THE OWNER TRUSTEE

          Wilmington Trust Company will act, not in its individual capacity, but solely as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its duties as owner trustee.

          The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the Trust Agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

          The owner trustee may resign at any time upon written notice to the issuing entity, the indenture trustee, the note insurer, the rating agencies , the seller and the transferor, in which event the indenture trustee, with the consent of the note insurer, must appoint a successor owner trustee. The indenture trustee, with the consent of the note insurer, may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor. Any costs associated with removing and replacing an owner trustee will be paid by the seller.

          The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the issuing entity property, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents.

          Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement. However, none of the owner trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the trust agreement.

THE INDENTURE TRUSTEE

          The Bank of New York will act as the indenture trustee under the indenture. The Bank of New York is a banking corporation organized and existing under the laws of the state of New York. The indenture trustee’s offices for notices under the indenture are located at 101 Barclay Street, 4W, New York, New York 10286 and its telephone number is 1 (800) 254-2826. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York.

THE TRUST ADMINISTRATOR

          The Bank of New York will act as the trust administrator under the trust agreement. For a description of The Bank of New York, see “The Indenture Trustee” above.

          The trust administrator will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement. The administrative functions include the preparation of notices to be delivered by the issuing entity pursuant to the transaction documents, providing all customary tax reports to noteholders related to their investment and preparing and filing the issuing entity’s tax information returns.

          The trust administrator may resign at any time on 60 day’s notice, in which event the issuing entity must appoint a successor trust administrator in accordance with the trust agreement. The issuing entity may also remove the trust administrator if it shall default in the performance of any of its duties under the sale and servicing agreement and, after notice of such default, has failed to cure the default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the issuing entity; or certain events related to the insolvency or bankruptcy of the trust administrator. Any resignation or removal of the trust administrator will not become effective a successor trust administrator is appointed. The appointment of any successor trust administrator shall be effective only after receipt of a letter from each rating agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the notes.

          In carrying out the foregoing duties or any of its other obligations under the sale and servicing agreement, the trust administrator will be subject to the same standard of care and have the same rights, indemnifications and immunities as the indenture trustee under the indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the issuing entity from funds in the collection account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the trust administrator in connection with the performance of its duties under the sale and servicing agreement or any other transaction agreement.

THE NOTE INSURER

          The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, “FSA”) and has not been verified by the sellers, the depositor, the sponsor, the issuing entity or the underwriters.

          FSA accepts no responsibility for the accuracy or completeness of this free writing prospectus, the prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the note insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, FSA makes no representation regarding the notes or the advisability of investing in the notes.

General

          FSA is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

          FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer’s obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

          FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this free writing prospectus as “Holdings”. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

          The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

          Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings

          FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this free writing prospectus.

Capitalization

          The following table sets forth the capitalization of FSA and its subsidiaries as of September 30, 2006 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

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September 30, 2006
(In thousands)

(Unaudited)
Deferred Premium Revenue (net of prepaid
reinsurance premiums)	$1,595,873
Surplus Notes	$108,850

Shareholder’s Equity:
Common Stock	$15,000
Additional Paid-In Capital	$841,117
Accumulated Other Comprehensive
Income (net of deferred income taxes)	$115,008
Accumulated Earnings	$2,111,417
Total Shareholder’s Equity	$3,082,542

Total Deferred Premium Revenue (net),
Surplus Notes and Shareholder’s Equity	$4,787,265

          For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this free writing prospectus. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

          The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference in this free writing prospectus:

(a)	Annual Report on Form 10-K for the year ended December 31, 2005 (audited),

(b)	Quarterly Report on Form 10-Q for the period ended March 31, 2006 (unaudited),

(c)	Quarterly Report on Form 10-Q for the period ended June 30, 2006 (unaudited), and

(d)	Quarterly Report on Form 10-Q for the period ended September 30, 2006 (unaudited).

          All financial statements of FSA included in, or as exhibits to, documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the filing of this free writing prospectus and before the termination of the offering of the notes, shall be deemed incorporated by reference into this free writing prospectus.

          You may request a free copy of any filings incorporated by reference into this free writing prospectus by calling or writing to the depositor at 4000 Horizon Way, Irving, Texas 75063; telephone number: (214) 441-4000.

          The depositor, on behalf of the issuing entity, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuing entity’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of FSA included in or as an exhibit to the Annual Report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this free writing prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

          FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

THE SPONSOR, SELLER, MASTER SERVICER AND CUSTODIAN

First Tennessee Bank National Association

          The sponsor, seller, master servicer and custodian, First Tennessee Bank National Association (“FTBNA”), is a national banking association, with its principal executive offices located at 165 Madison Avenue, Memphis, Tennessee, 38103, telephone number (901) 523-4444. First Tennessee Bank’s business is subject to examination and regulation by federal and state banking authorities.

          FTBNA is the primary banking subsidiary of First Horizon National Corporation (“FHNC”), a Tennessee corporation organized in 1968. FHNC is registered as a bank holding company under the Bank Holding Company Act of 1956 and elected, effective March 13, 2000, to become a financial holding company pursuant to the provisions of the Gramm-Leach-Bliley Act. First Horizon National Corp. (NYSE:FHN) provides financial services to individuals and business customers through hundreds of offices located in more than 44 states. The corporation’s three major brands, FTN Financial, First Horizon and First Tennessee, provide customers with a broad range of products and services including:

  Capital markets – one of the nation’s top underwriters of U.S. government agency securities

  Mortgage banking – one of the nation’s top 20 mortgage originators and top 15 servicers, which earned a top-10 ranking in customer satisfaction from J.D. Power and Associates.

  Retail/commercial banking – the largest market share in Tennessee and one of the highest customer retention rates of any bank in the country.

          FTBNA operates approximately 214 full-service financial centers and over 300 off-premises automated teller machines. FTBNA also offers financial services online at www.firsttennessee.com and through its 24-hour telephone banking servicing.

          FTBNA has been in the business of servicing residential HELOCs for more than 12 years. FTBNA also services HELOCs originated or purchased through its mortgage banking subsidiary, First Horizon Home Loan Corporation. First Horizon Home Loan Corporation originates mortgage loans across the United States through its retail and wholesale (broker) operations and also purchases mortgage loans from third-party mortgage bankers (known as “correspondent lenders”). Each of FTBNA and First Horizon Home Loan Corporation originates HELOCs pursuant to FTBNA’s underwriting guidelines.

          During the past five years, FTBNA and its mortgage banking subsidiary have originated HELOCs through its retail and wholesale channels or purchased HELOCS through its correspondent network. Each year’s HELOC production for the years 2005, 2004, 2003, 2002 and 2001 was approximately $6,088,151,797, approximately $7,114,917,251, approximately $4,433,412,804, approximately $3,038,096,591 and approximately $1,083,609,422, respectively. FTBNA’s HELOC production for the nine months ended September 30, 2006 was approximately $2,226,258,730.

          FTBNA began securitizing HELOCs in 2004, during which it securitized HELOCs having an aggregate principal balance of approximately $ 1,515,474,886.

          FTBNA structures securitization transactions in which it assembles a pool or pools of HELOCs that are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the HELOCs. FTBNA or one or more affiliates will make certain representations and warranties to the depositor and the indenture trustee regarding the HELOCs. If it is later determined that the HELOCs fail to conform to the specified representations and warranties, FTBNA may be obligated to repurchase such mortgage loans from the depositor (or directly from the indenture trustee) or it may be obligated to substitute one or more similar HELOCs for the affected HELOCs as described under “Description of the HELOCs – Assignment of HELOCs”.

     Credit and Underwriting Guidelines

          The following is a description of FTBNA’s HELOC underwriting guidelines. FTBNA’s standard underwriting guidelines and approval processes apply to HELOCs underwritten up to a maximum credit line of $500,000, with combined loan-to-value ratios (“CLTV”) of up to and including 100%. Loan amounts exceeding $500,000 generally have lower CLTVs and more stringent qualifying standards. Loan amount maximums and CLTV maximums are contingent upon FTBNA’s risk assessment criteria which take into consideration, among other things, external credit score, debt-to-income, CLTV, and property type. For example, loans secured by primary residences may have CLTVs up to and including 100% while loans secured by second/vacation homes may only be financed up to 89.9% CLTV. HELOCs may either be in a first or second lien position. For second liens, loan amounts are further limited to a maximum amount as follows:

  if the CLTV is >90%, then the maximum allowable combined loan amount is $800,000; and

  if the CLTV is <90%, then the maximum allowable combined loan amount is $1,200,000.

          Each applicant for a HELOC is required to complete an application, which lists the applicant’s outstanding debt, income, employment history, and other demographic and personal information. A customer may submit an application through one of several distribution channels including branch, telephone banking unit, mortgage broker, U.S. mail, or through the internet. Once the application is received and the data is entered into the application processing system, if all necessary information has been provided, FTBNA or the applicable originator obtains a credit report with respect to the applicant from a permitted source, which is used to determine loan eligibility. For individuals who receive solicitations, a credit report is retrieved for both the solicited applicant and any co-applicant. The credit report, along with the applicant’s representation of collateral value and income, are analyzed to determine whether the application will be approved, denied or forwarded to an analyst for further review and contingency processing for issues such as title insurance coverage, flood insurance coverage and/or appraisals, among other things. The contingency processing and underwriting review are managed by FTBNA’s Portfolio Management Department.

          FTBNA’s credit approval process utilizes credit scoring, the application of FTBNA’s underwriting guidelines and, within the limits of those guidelines, limited subjective assessments by experienced analysts. Analysts review the equity position of the requested loan (including both the priority of the lien and the CLTV) and the applicant’s creditworthiness. The evaluation of an applicant’s creditworthiness is designed to assess the applicant’s historical payment performance and ability to repay the requested loan. Specific requirements relating to the evaluation are outlined in the risk assessment criteria matrices developed by FTBNA’s Portfolio Management Department, which are automated within the application processing system wherever possible. This evaluation generally consists of:

  reviewing and verifying customer asset information, when required;

  obtaining and reviewing an independent credit bureau report;

  reviewing the applicant’s external credit score;

  reviewing the applicant’s employment and income and, in the case of a loan that requires an applicant to submit full documentation (a “Full Documentation Loan”), verifying same through a review of recent W-2s, pay stubs, assessments of tax returns;

  evaluating the applicant’s gross debt (as stated in the related credit report) to income ratio;

  verifying eligibility for Lien Protection Insurance or reviewing the title status by a written title policy;

  obtaining and evaluating the value of the real estate through automated valuations or independent appraisals; and

  evaluating flood risk, verifying flood insurance coverage and force-placing flood insurance, if applicable.

          Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments. The credit history is examined to ensure any major negative events such as bankruptcy, repossession, or foreclosure have not occurred within the past four years. In some cases, DU underwriting may require only a two year elapsed time period for the above events. Minimum acceptable credit scores are established through an ongoing risk management and credit scoring process.

          The applicant’s ability to earn a stable income in an amount sufficient to make monthly payments on the loan is a key factor in determining whether the requested loan represents an acceptable risk. The loan file must clearly present the applicant’s earning capabilities to enable the analyst to make a decision when evaluating the applicant’s loan request. The analyst has the responsibility to obtain any additional information required to establish the applicant’s income. Currently, the extent of required income verification is determined based on applicant’s property type, assessed credit risk (based upon the external credit score and debt-to-income ratio), loan amount, whether or not self-employed, and the extent of non-employment income. To use income from sources other than employment for qualifying purposes, the applicant must demonstrate a satisfactory history of receipt of the income. If income verification is required, the following criteria are generally utilized:

  if salaried, income is verified through W-2s and current pay stubs;

  if an applicant is self-employed, two previous years of tax returns are required;

  generally, for applicants where income verification is not required, income is requested and placed in the customer’s file; and

  a verbal verification of employment is also obtained on all loans.

          A gross debt-to-income ratio test is applied to each applicant by dividing the applicant’s monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully indexed rate, and a fully funded balance amortized over the term of the loan), by the applicant’s gross monthly income. Maximum ratios (excluding a very small number of loans with DTIs up to 55%, originated as an underwriting exception requiring special review and approval), are assigned as follows:

Property Type	Debt to Income Ratio

Primary Residence	50%

Second Home	45%

          Valuation methods are based upon the amount requested by the applicant, the expected CLTV, and external credit score of the applicant. An automated valuation model (“AVM”) is considered the primary tool for evaluating the property and is used as long as the transaction meets other eligibility criteria including property type, occupancy, report type, and confidence measure for the particular approved vendor. If the transaction does not meet the AVM eligibility criteria, an appraisal is ordered. Other appropriate appraisal forms for property types ineligible for an AVM or exterior inspection (e.g., duplex or condo) are also used when necessary.

          Lien Protection Insurance (LPI), widely used in the refinance, second lien market as an alternative to title insurance, is used in lieu of a title search or title insurance. LPI policies cover losses from a borrower’s default due to an undisclosed lien, for the life of the loan, and are assignable. S&P has accepted lien protection policies in lieu of title insurance for U.S. residential mortgage loans included in rated RMBS transactions since 2004. If LPI cannot be used, a limited title policy or full title policy (including appropriate endorsements) equal to the loan amount is required with an effective date no later than the closing of the HELOC. For second mortgage transactions closed simultaneously with a First Horizon first lien mortgage, the underwriter relies on the first mortgage title policy and no LPI or title policy is obtained for the second lien transaction.

          At the time the HELOCs are originated, property insurance naming FTBNA as loss payee, with appropriate coverage for all collateral securing the loan, is required. If the property is determined to be in a Special Flood Hazard Area, flood insurance, with FTBNA named as loss payee, is also required.

          Third Party HELOCs are originated through a channel of approved brokers and correspondent lenders. All home equity line of credit applications are underwritten by FTBNA prior to funding or purchase with the exception of correspondent purchases where only a sample review occurs. The terms of the HELOCs offered through a loan officer of a retail branch of FTBNA (the retail channel) are generally similar to those that are referred to FTBNA by a broker (the wholesale channel) and through correspondent lenders (the correspondent channel). However, maximum loan amounts are generally lower for wholesale originations at certain credit scores. Loans that do not require applicants to submit income verification documentation (“Stated Income Loans”) are not available to applicants with a credit bureau score below a specified minimum or a debt-to-income ratio above a specified maximum. Maximum CLTV and loan amounts for Stated Income Loans are generally lower than for fully documented loans.

          FTBNA’s internal Quality Control Department reviews loan files for adherence to underwriting guidelines and policies. The quality control process involves selecting closed files using statistical, target, and discretionary methodologies. Analysts re-underwrite the loan and review the loan’s data integrity, documentation, appraisal, and re-verify employment. Results are published to senior management. FTBNA’s Portfolio Management Department monitors underwriting exceptions regularly.

          The mortgage loans have generally been underwritten under one of the following documentation programs: the “Full/Alternative Documentation Program” or the “Stated Income Documentation Program.”

          Under FTBNA’s Full/Alternative Documentation Program, the prospective borrower’s employment, income, and if required by underwriting guidelines, assets, are verified through written and telephonic communications.

          Under FTBNA’s Stated Income Documentation Program, more emphasis is placed on a determination of the “reasonableness” of the borrower’s income using the following four criteria:

  the correlation of borrower’s income to his/her employment position;

  the depth of the borrower’s credit history;

  the borrower’s stated assets; and

  the borrower’s prior loan history.

          If the borrower’s income is determined to be reasonable in accordance with the foregoing criteria, no additional review of the borrower’s income is required. If the borrower’s income is determined not to be reasonable, full documentation is required.

     Servicing of the Mortgage Loans

          FTBNA’s collection servicing area is located in Knoxville, Tennessee. FTBNA collections on HELOC accounts are based upon stage of delinquency and credit score strategies for high-risk customers. Generally, at one day past due, an account is moved from the consumer loan account system to FTBNA’s collection system “CACS”, which is utilized to manage the timing and extent of collection efforts. The collections manager uses the CACS and Interactive Intelligence (I3) Dialer systems to define a variety of collection strategies by stratifying delinquent accounts based on borrower credit score, balance criteria and days past due.

          Accounts tagged as high risk due to their most current credit score receive intensified collection activity based upon their balance and days-past-due criteria. Depending on the collection history, the CACS typically tracks a history of collection efforts and borrower responses, as well as relevant property information.

          Typically, demand letters are sent to all borrowers at approximately 30 days past due. HELOCs are typically suspended as to further draws at approximately 30 days past due, but may be re-opened for additional draws if they become current (i.e., payment of at least 90% of the total outstanding scheduled monthly payments are received). Once a borrower becomes 45 days past due, the HELOCs are suspended as to additional draws and will continue to be closed for additional draws regardless of whether they become current. A foreclosure representative typically orders a property valuation before an account reaches 90 days past due. Generally, by the time the account reaches 120 days past due an equity analysis is completed and the decision to either refer the loan to the foreclosure department or charge-off all or a portion of the outstanding principal balance of the loan is made by a collection supervisor or a more senior officer. At 180 days past due the HELOC is charged off in accordance with the Uniform Retail Credit Classification and Account Management Policy issued jointly by the Federal Financial Institutions Examination Council, the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision (the “FFIEC Charge-off Policy”) and FTBNA’s servicing policies and procedures. The amount to be charged-off takes into account the value of the related mortgaged property, the outstanding principal balance of any senior liens, and all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses).

          Once an account is referred to FTBNA’s foreclosure department, a foreclosure specialist will obtain an updated property valuation, which may be an appraisal or broker’s price opinion or other type of valuation as appropriate in the determination of the foreclosure specialist. Generally, at 90 days past due, such appraisal will be used as a basis for consideration of initiating foreclosure proceedings. If adequate equity exists to commence with foreclosure proceedings, the account will be forwarded to a third party vendor specializing in foreclosure services. After forwarding the account to the third party vendor, FTBNA’s foreclosure area continuously monitors the process with the attorney. If it is determined that the cost of maintaining or paying off the senior lien exceeds the economic benefit of taking title, FTBNA will generally charge-off the entire unpaid principal amount of the loan and pursue other collection efforts. In the event of buying out a first mortgage lien, the foreclosure specialist will obtain the foreclosure manager’s approval. All short sale requests will require the foreclosure manager’s approval including the customer’s acknowledgment to pay on the deficiency balance when applicable. Upon securing title to the property, the third party vendor will transfer the account to FTBNA’s Real Estate Owned (REO) Department for the lower of the appraised value or net book balance. Any additional charge off will be taken prior to the transfer to the REO Department and would take into account all anticipated liquidation expenses (such as legal fees, real estate taxes, maintenance and preservation expenses).

          FTBNA also uses a third party vendor for re-marketing and liquidating foreclosed properties. The third party vendor hires local companies to assist in property preservation and liquidation. Upon receiving these properties, FTBNA’s REO Department will obtain an interior appraisal and process an additional write-down if necessary. If the mortgaged property was subject to a senior lien, FTBNA’s REO Department is responsible for paying off the senior lien holder at the time of the property transfer.

          FTBNA’s servicing, collections and charge-off practices may change over time in accordance with, among other things, FTBNA’s business judgment, changes in the portfolio and applicable laws and regulations.

     Foreclosure, Delinquency and Loss Experience

          The tables below summarize the delinquency, foreclosure and loss experience of HELOCs owned by FTBNA and serviced by FTBNA for the period ended September 30, 2006 and each of the years ended December 31, 2005, December 31, 2004 and December 31, 2003. Additional statistical information on the performance of FTBNA’s portfolio of HELOCs for prior vintage origination years is available at: http://www.assetreporting.firsthorizon.com. See “Static Pool Data” in this free writing prospectus. The data includes all HELOCs owned by FTBNA whether originated or purchased. Further, the delinquency and loss figures presented below for September 30, 2006 represent information for all HELOCs currently owned by FTBNA, but may not be representative of the HELOCs included in the issuing entity. Accordingly, the information should not be considered a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans.

          FTBNA determines the delinquency status of a home equity line of credit on the basis of contractual delinquency. In certain limited circumstances, including the receipt of payment of at least 90% of the total outstanding scheduled monthly payments, FTBNA will “re-age” the mortgage loan so that it is considered current. Due to the infrequency of FTBNA’s re-aging practice, the seller does not expect the practice to have a material effect on the delinquency, foreclosure and loss experience.

          There can be no assurance that the delinquency, foreclosure and loss experience shown in the following tables will be representative of the results that may be experienced for the HELOCs included in the issuing entity.

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Loss, Delinquency and Foreclosure Experience

of the Master Servicer’s Portfolio of HELOCs

	As of		As of
	September 30, 2006		December 31, 2005
	Principal Balance	Percentage(1)	Principal Balance	Percentage(1)

Portfolio	$6,696,013,956		$7,233,808,626

Delinquencies
30-59 days	$32,570,207	0.49%	$29,481,861	0.41%
60-89 days	$9,963,411	0.15%	$7,592,424	0.10%
90-119 days	$7,804,587	0.12%	$5,405,205	0.07%
120 plus	$11,077,401	0.17%	$11,814,500	0.16%

Total Delinquency	$61,415,606	0.92%	$54,293,990	0.75%

Gross Charge-offs(2)	$17,834,093	0.27%	$13,349,480	0.18%
Recoveries(3)	$3,014,436	0.05%	$2,376,781	0.03%
Net Charge-offs(4)	$14,819,657	0.22%	$10,972,699	0.15%

	As of		As of
	December 31, 2004		December 31, 2003
	Principal Balance	Percentage(1)	Principal Balance	Percentage(1)

Portfolio	$7,237,310,459		$3,805,383,938

Delinquencies
30-59 days	$13,518,508	0.19%	$9,859,124	0.26%
60-89 days	$4,431,933	0.06%	$3,123,960	0.08%
90-119 days	$2,879,203	0.04%	$1,922,789	0.05%
120 plus	$5,618,546	0.08%	$3,141,828	0.08%

Total Delinquency	$26,448,189	0.37%	$18,047,701	0.47%

Gross Charge-offs(2)	$11,048,507	0.15%	$12,785,048	0.34%
Recoveries(3)	$1,635,663	0.02%	$1,236,360	0.03%
Net Charge-offs(4)	$9,412,844	0.13%	$11,548,688	0.31%

(1)

“Delinquencies as a Percentage of Loans Outstanding” is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.

(2)	“Gross Charge-offs” includes credit, bankruptcy and fraud amounts which have been determined to be uncollectible for each calendar year.

(3)	“Recoveries” include credit, bankruptcy and fraud recoveries from liquidation proceeds and deficiency judgments.

(4)	“Net Charge-offs” represents “Gross Charge-offs” minus “Recoveries”.

     Management’s Discussion and Analysis of Delinquency and Foreclosure Trends

          For FTBNA’s total HELOC portfolio, mortgage loan delinquencies have generally increased since December 31, 2004. Although these increases may be due to a variety of factors, FTBNA’s management believes that the delinquency levels for its HELOC loan servicing portfolio are primarily attributable to: (i) a shift in origination mix from HELOCs to closed-end home equity loans; and (ii) a decline in overall portfolio growth due to FTBNA’s increased focus on whole loan sale activity. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the master servicer’s HELOC loan servicing portfolio or of the HELOCs in the issuing entity. In addition, there can be no assurance that factors beyond the control of FTBNA, such as national or local economic conditions or downturns in the residential real estate market will not result in further increased rates of mortgage loan delinquencies and foreclosure losses in the future.

          If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. In the event of a default by the note insurer under the Policy, the losses will be passed through as losses on the related notes and will be borne by the noteholders.

MATURITY AND PREPAYMENT CONSIDERATIONS

          The sale and servicing agreement, except as otherwise described in this free writing prospectus, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this free writing prospectus, until the related principal balance is reduced to zero.

          As described in this free writing prospectus, the actual maturity of the notes will depend in part on the receipt of principal on the HELOCs or the amount and timing of charge-offs of the HELOCs, which will result in principal payments on the notes. Generally, with respect to any Due Period during the revolving period, principal collections will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization. Any remaining principal collections will be paid to the owner of the transferor interest. If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the owner of the transferor interest will be obligated to advance funds to the issuing entity to purchase the additional balances that were not funded out of principal collections on the mortgage loans. With respect to any Due Period during the rapid amortization period, 100% of principal collections will be applied to pay principal on the notes. See “Description of the Notes – Payments” in this free writing prospectus.

          In addition, beginning with the payment date in March 2007, the rate at which the principal on the notes is paid will be increased, as compared to payments of principal on the HELOCs, as a result of the application of excess interest as payments of principal on the notes in order to build overcollateralization to the applicable Specified O/C Amount on each payment date. For a description of how the Specified O/C Amount is calculated for each payment date, see the definition of “Specified O/C Amount” under “Description of the Notes – Certain Definitions” in this free writing prospectus.

          All of the HELOCs may be prepaid in full or in part at any time. Prepayment of a HELOC may be subject to an early termination fee of not more than $500.

          There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders, overcollateralization or the Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

          Although the mortgage loan rates on the HELOCs are subject to adjustment, the mortgage loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to a maximum rate, which would also adversely affect your yield. The “Index” for any date on which the mortgage loan rate for a HELOC subject to adjustment is the highest “prime rate” as published in The Wall Street Journal. If the “prime rate” is no longer published, then the Index will be a comparable independent index selected by the seller. In addition, each borrower may convert the mortgage loan rate on all or a portion of the outstanding balances of its HELOC to a fixed rate of interest. Borrowers may exercise this option during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise the option. As a result, there may be periods during which the note rate would be limited to a maximum rate that is lower than the note rate otherwise would be without this feature, which would also adversely affect your yield. Additionally, the affected principal balance with respect to which the interest rate has been converted to a fixed rate will begin amortizing at the time of conversion and may be required to be fully amortized over a shorter period than the remaining term of the loan, thereby increasing the rate that principal is paid on the notes.

          Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility. For static pool information with respect to the sponsor’s prior securitized pools involving HELOCs similar to the HELOCs in the mortgage pool, presented by vintage origination year, see “Static Pool Data” in this free writing prospectus.

          In addition, the issuing entity’s prepayment experience and the rate at which the notes amortize will be affected by any repurchases of HELOCs by the seller as a result of a breach of a representation and warranty or defective documentation as well as by any purchase by the master servicer pursuant to the sale and servicing agreement, including certain repurchases related to the conversion of the mortgage loans to fixed rate mortgage loans by the related borrower.

          Substantially all of the HELOCs contain due-on-sale provisions, and the master servicer intends to enforce such provisions unless such enforcement is not permitted by applicable law, except that no early termination fee will be charged in the event of an acceleration resulting from the application of a due-on-sale provision. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

          Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the notes in respect of principal.

          No assurance can be given as to the level of prepayments that will be experienced by the issuing entity and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

Weighted Average Life

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average lives of the offered notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

          Prepayments on the home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus with respect to the notes assumes that the outstanding principal balance of a pool of home equity line of credit loans prepays at a specified constant annual rate (“CPR”). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 40% of CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate (the constant draw rate or “Draw Rate”). This rate is converted to a constant monthly rate. To assume a 10% Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the HELOCs at that or any other rate.

          The tables set forth below are based on the indicated percentages of CPR and the Draw Rate and other assumptions as indicated below:

  as of the date of the issuance of the notes, the HELOCs have the following characteristics:
						Remaining
		Rate			Original	Term to				Remaining
	Current	Adjustment	Next Rate	Credit Line	Draw	Stated				Draw
Aggregate Principal	Mortgage	Frequency	Adjustment	Utilization	Period	Maturity	Gross	Maximum	Age	Period
Balance	Rate (%)	(months)	(months)	Rate(%)	(months)	(months)	Margin(%)	Rate(%)	(months)	(months)

$181,168,275.50	8.988	1	1	60.200	60	225	0.738	20.990	15	45

$173,896,319.90	8.747	1	1	57.962	120	227	0.497	20.991	13	107

  the note rate is LIBOR + 0.14% per annum,

  the master servicing fee rate is 0.50% per annum,

  the Policy premium rate is 0.11% per annum and the indenture trustee fee rate is 0.006% per annum,

  payments are made in accordance with the description set forth under “Description of the Notes”,

  payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in December 2006,

  no extension past the scheduled maturity date of a HELOC is made,

  no delinquencies or defaults occur,

  monthly draws are calculated under each of the assumptions as set forth in the table below before giving effect to prepayments,

  the HELOCs pay on the basis of a 30-day month and a 360-day year,

  there is no restriction on the maximum principal amount of the note,

  no Rapid Amortization Event occurs,

  the scheduled due date for each of the HELOCs is the first day of each month, starting in December 2006,

  the closing date is November 21, 2006,

  an optional redemption is not exercised,

  the Draw Rate is 10%,

  with respect to each payment date, LIBOR is equal to 5.32% per annum,

  an Excess Spread Step-Up Event does not occur, and

  the prime rate is equal to 8.25% per annum.

          The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and draw scenarios. For example, it is very unlikely that the HELOCs will prepay and/or experience draws at a constant rate until maturity or that all of the HELOCs will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial security balance outstanding over time and the weighted average lives of the notes.

          Subject to the foregoing discussion and structuring assumptions, the following table indicates the weighted average lives of the notes, and set forth the percentages of the initial security balance of the notes that would be outstanding after each of the payment dates shown at the indicated percentages of the CPR and 10% Draw Rate.

Payment Date	20%	30%	40%	45%	50%
November 2006	100%	100%	100%	100%	100%
November 2007	88	77	65	60	54
November 2008	78	59	43	36	30
November 2009	69	46	29	22	17
November 2010	60	35	19	13	9
November 2011	50	26	12	7	4
November 2012	39	17	7	4	2
November 2013	30	11	3	2	1
November 2014	22	7	1	*	0
November 2015	15	3	*	0	0
November 2016	9	1	0	0	0
November 2017	4	0	0	0	0
November 2018	*	0	0	0	0
November 2019	0	0	0	0	0
Weighted Average Life
in years (to maturity)**	5.17	3.35	2.32	1.96	1.68

*	Indicates an outstanding principal balance of greater than 0% and less than 0.5% of the original principal balance.

**

The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above. The weighted average life calculation also assumes that the optional redemption is not exercised.

          This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the HELOCs which may differ from the actual characteristics and performance of the HELOCs. This table should be read in conjunction with these structuring assumptions.

DESCRIPTION OF THE HELOCS

General

          The HELOCs in the issuing entity were originated under loan agreements and disclosure statements (the “Credit Line Agreements”) and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Based upon the address supplied by each borrower during the loan application process, most of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards in effect at the time of origination. Current underwriting standards are described under “Description of the HELOCs—HELOC Terms” in this free writing prospectus.

          Unless otherwise stated, all of the information set forth below with regard to the HELOCs is as of the CutOff Date. Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The seller believes that the information in this free writing prospectus relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

          In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Cut-Off Date.

          The pool of HELOCs as of the Cut-Off Date consists of 7,946 HELOCs with an aggregate pool balance of approximately $355,064,595. The average principal balance was approximately $44,685 as of the Cut-Off Date, the minimum and maximum current mortgage loan rate on the Cut-Off Date were approximately 8.110% and 12.750% per annum, respectively, and the weighted average current mortgage loan rate on the Cut-Off Date was approximately 8.870% per annum. As of the Cut-Off Date, the average credit line utilization rate was approximately 59.08%, the minimum credit line utilization rate was approximately 0.40% and the maximum credit line utilization rate was approximately 100.89% . The credit line utilization rate is determined by dividing the CutOff date principal balance of a HELOC by the credit line of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately 81.94% . Approximately 67.19% of the mortgage loans are Full/Alternative Documentation Loans and approximately 32.52% of the mortgage loans are Stated Income Loans.

          As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than 100.00% .

          None of the HELOCs included in the issuing entity will be delinquent for more than 30 days as of the CutOff Date. Except with respect to 138 HELOCs with an aggregate principal balance as of the Cut-Off Date of $6,309,502, none of the HELOCs have ever been delinquent. With respect to those 138 HELOCs, none have been delinquent for more than 30 -59 days and 15 have been delinquent more than one time. In addition, no losses have been incurred on any of the HELOCs. A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

HELOC Pool Statistics

          The seller has compiled the following additional information as of the Cut-Off Date with respect to the HELOCs and the related mortgaged properties to be included in the issuing entity. The sum of the columns below may not equal the total indicated due to rounding.

Current Principal Balances

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Current Mortgage	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Loan Amounts($)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Less than 20,001	2,785	$30,546,048.34	8.60%	$10,968.06	9.172%	0.92%	225	15	84.69%	739
20,001 - 40,000	2,292	66,386,216.69	18.70	28,964.32	9.139	0.89	225	15	86.34	733
40,001 - 60,000	1,220	59,818,943.28	16.85	49,031.92	9.026	0.78	225	15	84.39	734
60,001 - 80,000	571	39,396,633.89	11.10	68,995.86	8.923	0.67	226	14	83.41	731
80,001 - 100,000	377	34,417,361.76	9.69	91,292.74	8.780	0.53	226	14	79.03	731
100,001 - 125,000	214	24,328,418.45	6.85	113,684.20	8.806	0.56	226	14	81.61	731
125,001 - 150,000	147	20,251,077.27	5.70	137,762.43	8.612	0.36	228	12	79.47	742
150,001 - 175,000	79	12,821,024.34	3.61	162,291.45	8.469	0.22	226	14	77.47	738
175,001 - 200,000	84	15,774,743.01	4.44	187,794.56	8.691	0.44	226	14	78.14	731
200,001 - 225,000	49	10,325,414.29	2.91	210,722.74	8.515	0.26	229	11	78.63	740
225,001 - 250,000	51	12,309,095.17	3.47	241,354.81	8.372	0.12	228	12	76.44	733
250,001 - 275,000	10	2,591,024.00	0.73	259,102.40	8.743	0.49	233	7	85.58	716
275,001 - 300,000	14	4,059,813.00	1.14	289,986.64	8.542	0.29	227	13	79.71	729
300,001 - 400,000	33	11,636,455.32	3.28	352,619.86	8.396	0.15	230	10	77.94	735
400,001 - 500,000	15	6,943,045.31	1.96	462,869.69	8.499	0.25	229	11	66.52	729
600,001 - 700,000	4	2,579,231.69	0.73	644,807.92	8.464	0.21	224	16	60.49	759
800,001 - 900,000	1	880,049.59	0.25	880,049.59	8.600	0.35	226	14	87.50	741
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Occupancy Type

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Occupancy	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Primary Residence	7,710	$341,773,910.61	96.26%	$44,328.65	8.876%	0.63%	226	14	82.37%	734
Second Residence	162	9,314,764.58	2.62	57,498.55	8.773	0.52	228	12	72.00	735
Investor Property	74	3,975,920.21	1.12	53,728.65	8.556	0.31	232	8	68.43	742
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Original Combined Loan-to-Value Ratios

          The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit line of the HELOCs as of the Cut-Off Date and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the HELOCs (calculated generally at the date of origination of the related HELOC) and whose denominator is the lesser of (a) the most recent appraised value of the related mortgaged property and (b) the sales price of the related mortgage property.

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
Original Combined	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Loan-to-Value Ratios	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
(%)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
50.00 and Below	302	$17,472,473.76	4.92%	$57,855.87	8.447%	0.20%	226	14	40.06%	740
50.01 - 55.00	108	5,540,817.57	1.56	51,303.87	8.456	0.21	226	14	53.03	721
55.01 - 60.00	167	10,848,217.26	3.06	64,959.38	8.531	0.28	226	14	58.00	736
60.01 - 65.00	196	11,618,482.70	3.27	59,277.97	8.416	0.17	227	13	62.59	735
65.01 - 70.00	281	16,994,340.76	4.79	60,478.08	8.436	0.19	226	14	67.67	741
70.01 - 75.00	437	24,886,036.90	7.01	56,947.45	8.453	0.20	226	14	73.02	738
75.01 - 80.00	1,365	73,677,184.26	20.75	53,975.96	8.416	0.17	225	15	78.90	740
80.01 - 85.00	359	15,125,155.37	4.26	42,131.35	8.683	0.43	229	11	82.96	725
85.01 - 90.00	2,325	90,472,882.33	25.48	38,913.07	8.763	0.51	228	12	89.21	735
90.01 - 95.00	1,019	32,491,678.43	9.15	31,885.85	9.663	1.41	225	15	94.41	721
95.01 - 100.00	1,387	55,937,326.06	15.75	40,329.72	9.879	1.63	223	17	99.57	730
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Loan Purpose

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Loan Purpose	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Purchase	1,687	$62,200,978.21	17.52%	$36,870.76	9.229%	0.98%	226	14	91.54%	734
Rate/Term Refinance	481	17,344,876.20	4.88	36,060.03	8.922	0.67	224	16	82.14	736
Cash Out Refinance	5,778	275,518,740.99	77.60	47,684.10	8.785	0.53	226	14	79.76	734
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Property Type

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Property Type	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Single Family	5,738	$253,539,400.30	71.41%	$44,186.02	8.838%	0.59%	226	14	80.78%	734
Planned Unit
Development	1,675	82,631,915.81	23.27	49,332.49	8.916	0.67	226	14	84.93	733
Condominium	494	16,493,510.92	4.65	33,387.67	9.120	0.87	225	15	86.55	735
High Rise Condo	3	114,297.64	0.03	38,099.21	10.469	2.22	217	23	100.00	718
Two-Four Family	36	2,285,470.73	0.64	63,485.30	8.780	0.53	226	14	67.96	727
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

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Geographic Distribution

          The geographic locations used for the following table were determined by the billing address for the mortgage property securing the related HELOC.

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Geographic	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Distribution	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Alabama	13	$565,901.76	0.16%	$43,530.90	8.939%	0.69%	224	16	88.56%	733
Arizona	344	16,196,037.87	4.56	47,081.51	8.843	0.59	227	13	84.00	742
Arkansas	17	357,295.42	0.10	21,017.38	9.244	0.99	227	13	89.28	726
California	1,092	76,449,946.60	21.53	70,009.11	8.660	0.41	225	15	76.55	735
Colorado	171	7,606,146.47	2.14	44,480.39	8.913	0.66	225	15	83.21	752
Connecticut	41	2,769,332.53	0.78	67,544.70	8.488	0.24	226	14	80.88	742
Delaware	67	2,747,002.55	0.77	41,000.04	8.672	0.42	228	12	76.97	735
District of Columbia	23	1,389,763.55	0.39	60,424.50	8.946	0.70	229	11	79.96	720
Florida	221	13,502,633.84	3.80	61,097.89	8.730	0.48	229	11	76.95	722
Georgia	275	10,339,122.55	2.91	37,596.81	9.179	0.93	226	14	89.73	731
Hawaii	42	2,442,373.43	0.69	58,151.75	8.597	0.35	229	11	75.25	734
Idaho	269	9,732,008.65	2.74	36,178.47	9.009	0.76	228	12	84.77	739
Illinois	137	4,536,574.27	1.28	33,113.68	8.907	0.66	226	14	83.94	735
Indiana	213	5,765,683.42	1.62	27,068.94	9.332	1.08	225	15	89.33	728
Iowa	20	509,307.23	0.14	25,465.36	9.720	1.47	222	18	90.84	713
Kansas	144	3,912,481.29	1.10	27,170.01	9.314	1.06	224	16	91.74	737
Kentucky	72	2,084,122.78	0.59	28,946.15	8.943	0.69	225	15	82.06	742
Louisiana	9	308,980.62	0.09	34,331.18	9.312	1.06	226	14	90.33	725
Maine	126	3,813,655.82	1.07	30,267.11	8.948	0.70	225	15	82.39	732
Maryland	469	20,351,495.32	5.73	43,393.38	8.933	0.68	226	14	82.92	727
Massachusetts	241	12,910,207.91	3.64	53,569.33	8.739	0.49	225	15	74.92	735
Michigan	312	7,837,893.89	2.21	25,121.45	9.211	0.96	224	16	88.84	735
Minnesota	51	1,987,353.29	0.56	38,967.71	9.269	1.02	226	14	86.06	736
Mississippi	7	203,680.43	0.06	29,097.20	9.511	1.26	221	19	90.54	716
Missouri	298	7,052,448.70	1.99	23,665.94	9.251	1.00	224	16	87.30	740
Montana	27	1,036,879.57	0.29	38,402.95	8.684	0.43	227	13	78.05	716
Nebraska	68	1,524,254.60	0.43	22,415.51	9.211	0.96	225	15	92.45	754
Nevada	278	14,296,732.51	4.03	51,427.10	8.763	0.51	225	15	78.12	740
New Hampshire	81	3,081,693.01	0.87	38,045.59	8.949	0.70	225	15	77.23	727
New Jersey	190	8,997,690.09	2.53	47,356.26	8.569	0.32	229	11	75.26	728
New Mexico	96	4,331,010.92	1.22	45,114.70	9.043	0.79	225	15	83.81	744
New York	58	4,096,393.24	1.15	70,627.47	8.664	0.41	226	14	76.94	727
North Carolina	194	5,966,824.49	1.68	30,756.83	9.270	1.02	225	15	89.14	722
Ohio	92	2,693,880.07	0.76	29,281.31	9.446	1.20	225	15	91.83	714
Oklahoma	18	736,045.42	0.21	40,891.41	9.429	1.18	219	21	92.52	718
Oregon	326	13,808,403.25	3.89	42,357.07	8.896	0.65	227	13	86.60	734
Pennsylvania	296	9,568,219.52	2.69	32,325.07	9.143	0.89	225	15	84.80	723
Rhode Island	61	2,304,150.82	0.65	37,772.96	9.072	0.82	223	17	78.64	747
South Carolina	59	2,464,750.12	0.69	41,775.43	9.016	0.77	226	14	85.54	738
South Dakota	2	44,070.88	0.01	22,035.44	8.296	0.05	233	7	81.41	758
Tennessee	89	3,412,821.70	0.96	38,346.31	8.884	0.63	229	11	84.58	718
Texas	9	567,744.26	0.16	63,082.70	8.358	0.11	224	16	61.65	764
Utah	182	10,108,315.19	2.85	55,540.19	8.717	0.47	230	10	85.00	737
Vermont	1	33,442.88	0.01	33,442.88	10.750	2.50	217	23	80.00	684
Virginia	435	21,869,634.20	6.16	50,275.02	8.918	0.67	226	14	84.14	730
Washington	672	27,423,362.86	7.72	40,808.58	8.875	0.63	227	13	85.92	741
West Virginia	10	343,421.85	0.10	34,342.19	8.874	0.62	227	13	85.58	727
Wisconsin	24	911,622.29	0.26	37,984.26	8.912	0.66	228	12	81.07	721
Wyoming	4	71,781.47	0.02	17,945.37	8.804	0.55	233	7	90.90	753
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Current FICO Scores

          The weighted average score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc. (the “FICO Score”) as of the Cut-Off Date is 734.

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Range of FICO	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Scores	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
600-649	400	$18,706,073.42	5.27%	$46,765.18	9.321%	1.07%	225	15	81.86%	635
650-659	219	9,797,142.67	2.76	44,735.81	9.313	1.06	225	15	84.74	655
660-669	271	12,004,593.44	3.38	44,297.39	9.240	0.99	226	14	81.73	664
670-679	343	15,411,890.88	4.34	44,932.63	9.142	0.89	226	14	81.88	674
680-689	425	21,236,862.94	5.98	49,969.09	8.991	0.74	228	12	81.33	685
690-699	421	18,795,286.65	5.29	44,644.39	9.145	0.90	226	14	84.56	694
700-709	447	19,891,690.97	5.60	44,500.43	8.943	0.69	226	14	83.13	705
710-719	438	18,982,083.68	5.35	43,338.09	8.822	0.57	227	13	82.73	714
720-729	428	21,092,817.15	5.94	49,282.28	8.877	0.63	226	14	81.55	724
730-739	451	21,850,732.25	6.15	48,449.52	8.779	0.53	226	14	82.94	735
740-749	503	25,798,761.02	7.27	51,289.78	8.795	0.54	226	14	83.58	744
750-759	511	22,026,187.37	6.20	43,104.08	8.779	0.53	227	13	83.31	755
760-769	537	24,693,460.14	6.95	45,984.10	8.691	0.44	226	14	81.62	764
770-779	629	29,059,343.60	8.18	46,199.27	8.727	0.48	227	13	81.86	775
780-789	617	25,116,919.15	7.07	40,708.13	8.741	0.49	226	14	80.87	784
790-799	599	23,876,069.78	6.72	39,859.88	8.677	0.43	226	14	80.81	794
800 and above	707	26,724,680.29	7.53	37,800.11	8.584	0.33	224	16	77.47	807
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Credit Line

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Range of Credit Lines	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
($)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Less than 20,001	829	$8,753,741.49	2.47%	$10,559.40	9.579%	1.33%	225	15	88.13%	717
20,001 - 40,000	2,210	46,900,650.90	13.21	21,222.01	9.358	1.11	225	15	89.19	727
40,001 - 60,000	1,677	54,407,576.36	15.32	32,443.40	9.099	0.85	225	15	85.82	733
60,001 - 80,000	877	38,222,152.83	10.76	43,582.84	9.053	0.80	226	14	85.80	733
80,001 - 100,000	810	44,245,281.38	12.46	54,623.80	8.819	0.57	225	15	79.48	731
100,001 - 125,000	353	24,036,630.99	6.77	68,092.44	8.788	0.54	226	14	81.39	728
125,001 - 150,000	347	25,817,045.76	7.27	74,400.71	8.683	0.43	226	14	80.59	743
150,001 - 175,000	138	11,823,476.70	3.33	85,677.37	8.603	0.35	227	13	82.44	741
175,001 - 200,000	211	23,264,439.41	6.55	110,258.01	8.619	0.37	226	14	77.88	735
200,001 - 225,000	77	9,211,701.27	2.59	119,632.48	8.582	0.33	227	13	82.27	745
225,001 - 250,000	225	27,741,457.57	7.81	123,295.37	8.409	0.16	227	13	74.39	742
250,001 - 275,000	16	2,778,677.06	0.78	173,667.32	8.845	0.59	230	10	87.08	725
275,001 - 300,000	39	6,326,689.72	1.78	162,222.81	8.544	0.29	227	13	77.11	731
300,001 - 400,000	80	14,698,026.56	4.14	183,725.33	8.462	0.21	229	11	78.68	738
400,001 - 500,000	43	12,549,637.37	3.53	291,852.03	8.445	0.19	228	12	68.08	739
500,001 - 600,000	4	484,344.75	0.14	121,086.19	8.331	0.08	231	9	68.15	764
600,001 - 700,000	4	1,417,393.10	0.40	354,348.28	8.412	0.16	225	15	61.68	757
700,001 - 800,000	2	715,586.87	0.20	357,793.44	8.269	0.02	226	14	62.11	743
800,001 - 900,000	1	880,049.59	0.25	880,049.59	8.600	0.35	226	14	87.50	741
900,001 - 1,000,000	3	790,035.72	0.22	263,345.24	8.661	0.41	219	21	58.65	766
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Credit Line Utilization Rates

          The credit line utilization rates in the following table were determined by dividing the principal balances as of the Cut-Off Date by the credit lines of the related HELOCs.

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Range of Credit	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Utilization Rates (%)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Less than 10.00	486	$3,423,764.70	0.96%	$7,044.78	8.644%	0.39%	224	16	77.58%	761
10.00 - 19.99	598	8,394,893.66	2.36	14,038.28	8.705	0.45	225	15	79.04	756
20.00 - 29.99	532	10,056,321.40	2.83	18,902.86	8.752	0.50	226	14	77.10	747
30.00 - 39.99	551	15,307,961.98	4.31	27,782.15	8.712	0.46	225	15	79.11	750
40.00 - 49.99	581	20,933,594.33	5.90	36,030.28	8.694	0.44	226	14	78.79	749
50.00 - 59.99	577	23,595,828.04	6.65	40,893.98	8.757	0.51	225	15	79.09	745
60.00 - 69.99	593	27,800,939.11	7.83	46,881.85	8.693	0.44	226	14	79.04	743
70.00 - 79.99	639	33,164,022.91	9.34	51,899.88	8.716	0.47	226	14	80.23	740
80.00 - 89.99	691	40,031,609.56	11.27	57,932.86	8.792	0.54	226	14	80.61	737
90.00 - 99.99	2,372	147,569,608.79	41.56	62,213.16	9.054	0.80	226	14	84.44	722
100.00 - 101.99	326	24,786,050.92	6.98	76,030.83	8.786	0.54	232	8	85.45	732
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Remaining Term to Maturity

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Remaining Term to	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Maturity (Months)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Less than 217	591	$21,153,937.04	5.96%	$35,793.46	9.266%	1.02%	215	25	84.24%	735
217– 228	4,624	199,035,557.96	56.06	43,044.02	9.063	0.81	222	18	82.02	734
229 - 240	2,731	134,875,100.40	37.99	49,386.71	8.523	0.27	234	6	81.46	733
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Margins

The weighted average margin for the HELOCs as of the Cut-Off Date was 0.620%.

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Range of	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Margins (%)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Less than or
equal to 0.000	3,005	$161,662,643.34	45.53%	$53,797.88	8.242%	(0.01)%	228	12	76.43%	744
0.001 - 0.500	1,224	66,797,110.14	18.81	54,572.80	8.531	0.28	226	14	77.79	734
0.501 - 1.000	1,066	34,532,329.61	9.73	32,394.31	9.126	0.88	226	14	86.45	730
1.001 - 1.500	969	34,071,860.00	9.60	35,161.88	9.594	1.34	224	16	89.06	727
1.501 - 2.000	1,063	36,437,251.50	10.26	34,277.75	10.155	1.91	221	19	94.98	721
2.001 - 2.500	313	11,571,462.38	3.26	36,969.53	10.516	2.27	222	18	94.94	705
2.501 - 3.000	193	6,708,725.75	1.89	34,760.24	11.043	2.79	221	19	96.83	688
3.001 - 3.500	32	1,098,046.07	0.31	34,313.94	11.491	3.24	221	19	96.32	691
3.501 - 4.000	68	1,744,791.60	0.49	25,658.70	12.070	3.82	221	19	94.83	685
4.001 - 4.500	13	440,375.01	0.12	33,875.00	12.508	4.26	220	20	94.00	695
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Current Mortgage Loan Rates

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
Range of Current	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Mortgage loan rates	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
(%)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
8.001 - 8.500	3,797	$206,393,288.72	58.13%	$54,356.94	8.288%	0.04%	228	12	76.51%	742
8.501 - 9.000	757	35,608,220.61	10.03	47,038.60	8.790	0.54	228	12	82.15	732
9.001 - 9.500	1,201	38,461,613.70	10.83	32,024.66	9.340	1.09	224	16	87.56	726
9.501 - 10.000	804	27,318,275.90	7.69	33,977.96	9.813	1.56	223	17	89.41	724
10.001 - 10.500	1,004	34,938,708.72	9.84	34,799.51	10.302	2.05	221	19	96.83	720
10.501 - 11.000	219	7,126,819.38	2.01	32,542.55	10.878	2.63	221	19	96.44	688
11.001 - 11.500	71	2,580,822.59	0.73	36,349.61	11.248	3.00	221	19	95.30	689
11.501 - 12.000	53	1,531,419.63	0.43	28,894.71	11.863	3.61	220	20	95.09	690
12.001 - 12.500	38	1,049,406.52	0.30	27,615.96	12.313	4.06	221	19	96.32	678
12.501 and above	2	56,019.63	0.02	28,009.82	12.721	4.47	217	23	65.20	742
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Maximum Mortgage Loan Rates

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
Maximum	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Mortgage loan rate	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
(%)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
18.000	18	$891,037.95	0.25%	$49,502.11	8.557%	0.31%	221	19	66.91%	760
18.950	6	341,779.80	0.10	56,963.30	9.600	1.35	215	25	84.01	721
21.000	7,921	353,818,185.03	99.65	44,668.37	8.870	0.62	226	14	81.97	734
25.000*	1	13,592.62	0.00	13,592.62	8.250	0.00	216	24	100.00	784
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734
*The maximum rate that will be charged is 21.00%.

Remaining Draw Period

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
Remaining Draw	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Period (Months)	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
21 - 40	1,620	$59,658,398.55	16.80%	$36,826.17	9.308%	1.06%	217	23	84.47%	736
41 - 60	2,847	121,509,876.95	34.22	42,679.97	8.830	0.58	229	11	82.66	731
81 - 100	791	35,423,904.09	9.98	44,783.70	9.067	0.82	218	22	81.59	736
101-120	2,688	138,472,415.81	39.00	51,515.04	8.665	0.41	229	11	80.31	735
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Origination Year

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Origination Year	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
2003	1	$102,371.79	0.03%	$102,371.79	8.250%	0.00%	201	39	78.24%	745
2004	1,551	57,844,253.78	16.29	37,294.81	9.369	1.12	217	23	85.33	733
2005	4,074	179,505,431.61	50.56	44,061.23	8.946	0.70	224	16	81.22	734
2006	2,320	117,612,538.22	33.12	50,695.06	8.507	0.26	234	6	81.38	734
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Lien Position

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Lien Position	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
1st Lien	159	$12,242,542.55	3.45%	$76,997.12	8.493%	0.24%	226	14	60.35%	747
2nd Lien	7,787	342,822,052.85	96.55	44,024.92	8.883	0.63	226	14	82.71	734
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Appraisal Type

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Appraisal Type	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
1004 (full appraisal)	3,692	$182,347,321.44	51.36%	$49,389.85	8.848%	0.60%	228	12	83.01%	731
2055 Exterior	140	5,387,223.38	1.52	38,480.17	9.240	0.99	217	23	82.90	734
2055 Exterior (drive-by)	577	30,072,091.86	8.47	52,118.01	8.714	0.46	228	12	81.31	741
2055 Interior/Exterior	2,177	76,595,625.83	21.57	35,184.03	9.218	0.97	221	19	84.54	733
AVM	1,360	60,662,332.89	17.08	44,604.66	8.537	0.29	228	12	75.65	741
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Documentation Types

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Documentation Type	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Full/Alt Doc	6,024	$238,575,822.24	67.19%	$39,604.22	9.026%	0.78%	225	15	84.77%	733
Stated Income	1,901	115,476,394.53	32.52	60,745.08	8.550	0.30	228	12	76.02	736
SISA	21	1,012,378.63	0.29	48,208.51	8.335	0.09	238	2	89.91	754
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Loan Program

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Loan Program	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
10/10	3,479	$173,896,319.90	48.98%	$49,984.57	8.747%	0.50%	227	13	80.57%	735
5/15	4,467	181,168,275.50	51.02	40,557.04	8.988	0.74	225	15	83.25	733
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Origination Channel

							Weighted
	Number	Aggregate	Percentage	Average			Average	Weighted	Weighted
	of	Principal	of	Outstanding			Remaining	Average	Average	Weighted
	Mortgage	Balance	Mortgage	Principal	Gross	Gross	Term	Age	Original	Average
Origination Channel	Loans	Outstanding	Pool	Balance	WAC	Margin	(months)	(months)	CLTV	FICO
Correspondent	133	$7,480,833.31	2.11%	$56,246.87	9.168%	0.92%	222	18	79.01%	723
Cross Sell	2	239,871.45	0.07	119,935.73	8.162	(0.09)	215	25	99.16	675
McGuire	25	1,125,446.92	0.32	45,017.88	9.045	0.80	216	24	90.90	731
Memphis Direct	1	48,197.06	0.01	48,197.06	8.250	0.00	215	25	79.96	631
NSS	430	17,962,130.77	5.06	41,772.40	8.528	0.28	225	15	84.30	726
Retail	5,621	230,708,455.04	64.98	41,044.02	8.852	0.60	226	14	81.89	736
Wholesale	1,734	97,499,660.85	27.46	56,228.18	8.951	0.70	226	14	81.70	732
Total	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

HELOC Terms

          The general terms of the HELOCs are described under “The Trust Fund—The Loans” in the prospectus.

          A borrower may make a draw under a HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the seller.

          Minimum monthly payments will be required to be made during the draw period, but these payments will not be sufficient to fully amortize a HELOC during the draw period. Borrowers may make payments in excess of their monthly payment without penalty and the excess funds will first be used to pay any applicable fees and then be applied towards outstanding principal. Other fees, including the annual fees and late payment charges are uniform.

          The borrower’s right to make a draw under a HELOC may be terminated and the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if the borrower fails to meet the repayment terms of the HELOC;

  there is fraud or a material misrepresentation by the borrower in connection with the HELOC during the application period or during the draw repayment period;

  if the borrower’s action or inaction adversely affects the security for the HELOC;

  if the borrower fails to maintain required insurance on the dwelling;

  if the borrower fails to pay taxes on the related mortgaged property;

  if the borrower permits the filing of a lien senior to that held by the issuing entity;

  if the sole borrower obligated on the HELOC dies;

  if the related mortgaged property is taken through eminent domain; or

  if a prior lienholder forecloses.

          In addition, the borrower’s right to make a draw under a HELOC may be suspended or a borrower’s credit line may be reduced, if:

  the value of the mortgaged property declines significantly below the dwelling’s appraised value for purposes of the HELOC;

  if the master servicer reasonably believes that the borrower will be unable to fulfill the repayment obligations under the HELOC because of a material change in the borrower’s financial circumstances;

  if the borrower is in default of any material obligation under the HELOC;

  if the master servicer is precluded by government action from imposing the annual percentage rate provided for in the HELOC;

  if the priority of the master servicer’s security interest in the related mortgaged property is adversely affected by government action to the extent that the value of the security interest is less than 120% of the credit line; or

  if the master servicer is notified by its regulatory agency that continued advances under the HELOC would constitute an unsafe and unsound practice.

          The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable mortgage loan rate are provided to the borrower with the billing statements. The monthly payment due dates for the HELOCs vary.

          Interest accrued each month with respect to each HELOC adjusts based on the index, which is the prime rate published in The Wall Street Journal on the last day of the billing cycle on which the prime rate is published and applied to the same billing cycle. If more than one prime rate is published, the highest rate will be used. All of the HELOCs are subject to maximum mortgage loan rates specified in the related Credit Line Agreements. No HELOC is subject to a minimum mortgage loan rate or a periodic mortgage loan rate cap or floor.

STATIC POOL DATA

          Static pool information with respect to the sponsor’s prior securitized pools involving mortgage loans similar to the mortgage loans in the mortgage pool, presented by vintage origination year, is available online at www.assetreporting.firsthorizon.com. Information available at this web address is deemed to be part of this free writing prospectus, except to the extent described below.

          Without charge or registration, by clicking on the link titled “HELOCs,” investors can view on this website the following information:

  delinquency, cumulative loss and prepayment information for the five years preceding the date of first use of this free writing prospectus regarding the sponsor’s vintage originations of mortgage loans similar to the mortgage loans in the mortgage pool; and

  summary information of the original characteristics of each vintage origination year with respect to mortgage loans similar to the mortgage loans in the mortgage pools, including, among other things (in each case by vintage origination year): the number of originated or purchased loans; the total original balance of the originated or purchased loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average credit score; the weighted average combined loan-to-value ratio; the distribution of loans by margin; and information regarding the geographic distribution of the loans.

          In the event any changes or updates are made to the information available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at 1555 Lynnfield, Building C, Memphis, Tennessee, 88119, Attention: Warren Butterworth, telephone number (800) 523-4444.

           The static pool information available on the sponsor’s website relating to any of the sponsor’s vintage origination years prior to January 1, 2006 is not deemed part of this free writing prospectus, the accompanying prospectus or of the depositor’s registration statement.

          Static pool information regarding the sponsor’s vintage origination years will remain available on the sponsor’s web site for at least five years following commencement of the offering contemplated by this free writing prospectus.

          Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool data. See “The Sponsor, Seller, Master Servicer and Custodian – First Tennessee Bank National Association – Credit and Underwriting Guidelines” in this free writing prospectus and “Loan Program — Underwriting Standards — General Standards for Home Equity and Home Improvement Loans” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the sponsor’s static pool performance data may not be indicative of the future performance of the mortgage loans in the mortgage pool.

ADDITIONAL INFORMATION

          The description in this free writing prospectus of the mortgage pool, the mortgage loans and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for scheduled payments due on or before that date. Within 15 days after the closing date, the depositor will file (or cause to be filed) a Current Report on Form 8-K with the Securities and Exchange Commission which will include as exhibits copies of the sale and servicing agreement, the indenture, the trust agreement and, if applicable, certain other transaction documents. If any mortgage loans are removed from or added to the issuing entity, such removal or addition, to the extent material, will be noted in the depositor’s Current Report on Form 8-K.

DESCRIPTION OF THE NOTES

General

          The notes will be issued under an indenture dated as of November 1, 2006, between the issuing entity and The Bank of New York, as indenture trustee. The notes will be secured by the assets of the issuing entity. The following summaries describe provisions of the notes and the indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this free writing prospectus, agreement shall mean either the sale and servicing agreement or the indenture, as the context requires.

          The notes will be issued in fully registered, certificated form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

Book-Entry Notes

          The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through The Depository Trust Company, New York, New York (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

          The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of 25,000 and multiples of 1,000 in excess thereof.

          The beneficial owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

          Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

          Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” at the end of the prospectus.

          DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movements of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

          Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in several countries. As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. In the

United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry notes. Clearstream is an indirect participant in DTC.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation (“Euroclear Clearance System”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter specified in this free writing prospectus. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

          The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

          The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  transfers of securities and cash within Euroclear,

  withdrawal of securities and cash from Euroclear; and

  receipts of payments with respect to securities in Euroclear.

          All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

          Distributions with respect to book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

          Distributions with respect to the book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

          Title to book-entry notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg. Book-entry notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

          Initial settlement for the book-entry notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of

Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

          Because of time-zone differences, credits of book-entry notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. These credits or any transactions in book-entry notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of book-entry notes by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

          Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See “Annex I” to the prospectus.

          For a discussion of the federal income tax consequences for non-United States persons, see “Annex I” to the prospectus.

          Monthly and annual reports with respect to the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

          DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

          Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the issuer will issue and the indenture trustee will authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Payments

          On each payment date, collections on the HELOCs received during the preceding Due Period and allocable to the noteholders will be applied as follows:

A.	From Investor Interest Collections, reduced by the Indenture Trustee Fee:

	(1)	to the note insurer, the premium due for the Policy;

	(2)	to the noteholders, accrued interest and any overdue accrued interest, in each case accrued at a rate that is not higher than the Available Funds Rate (as defined in “—Interest” below), on the notes;

(3)

to the noteholders, as a payment of principal, Investor Charge-Off Amounts incurred during the related Due Period and the Investor Charge-Off Amounts incurred during previous Due Periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

	(4)	to the note insurer, as reimbursement for prior draws made under the Policy;

	(5)	to the noteholders, as a payment of principal, the amount necessary to build or restore the overcollateralization to the Specified O/C Amount;

	(6)	to the note insurer, any other amounts owed to the note insurer pursuant to the Insurance Agreement;

(7)

to the noteholders, any carryover interest amounts from prior periods when the rate at which interest on the notes was calculated at the Available Funds Rate, with interest accrued thereon at the note rate computed without regard to the Available Funds Rate but subject to the Maximum Rate (such carryover interest amounts are referred to as “LIBOR Carryover Interest Shortfalls”);

(8)

to the master servicer or other person entitled thereto, any unpaid expenses or indemnities to which the master servicer or such other person is entitled under the sale and servicing agreement, the indenture or the trust agreement (including without limitation any unpaid indenture trustee and owner trustee expenses and indemnities); and

	(9)	to the owner of the transferor interest, any remaining amounts.

B.	Principal Collections:

	(1)	to the noteholders, the lesser of the outstanding principal balance of the notes and the Investor Principal Distribution Amount;

(2)

to the note insurer, as reimbursement for prior draws under the Policy and any other amounts owed to the note insurer pursuant to the Insurance Agreement, to the extent not reimbursed pursuant to A.(4) or A.(6) above; and

          (3)           to the owner of the transferor interest, any remaining amounts.

Certain Definitions

          For any payment date on or after the payment date occurring in March 2007, the “Base O/C Amount” is the product of the Base O/C Percentage and the Cut-Off Date Pool Balance.

          The “Base O/C Percentage” is 1.45%.

          The “Charge-Off Amount” for any Charged-Off HELOC is the portion of the principal balance of such Charged-Off HELOC that has been written down in accordance with the FFIEC Charge-off Policy and the master servicer’s policies and procedures.

          A “Charged-Off HELOC” is (i) a mortgage loan with a balance that has been written down on the master servicer’s servicing system in accordance with the FFIEC Charge-off Policy and the master servicer’s policies and procedures and (ii) without duplication, any mortgage loan that is more than 180 days past due.

          The “Closing Date” is November 21, 2006.

          For any payment date, the “Cumulative Charge-Off Step-Down Test” is satisfied if, with respect to such payment date, cumulative Charged-off Amounts of the Charged-Off HELOCs as a percentage of the Cut-Off Date Pool Balance is equal to or less than the applicable percentage specified below:

Payment Date	Percentage

June 2009 – October 2010	1.50%

November 2010 – October 2011	2.25%

November 2011 and thereafter	2.75%

          The “Cut-Off Date Pool Balance” is the Pool Balance as of the Cut-Off Date.

          For any payment date, the “Delinquency Step-Down Test” is satisfied if, with respect to such payment date, the Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans on such payment date is equal to or less than 8.00%.

          For any determination date or payment date, the “Due Period” is the calendar month immediately preceding such determination date or payment date.

          The “Excess O/C Amount” for a payment date is the amount by which the O/C Amount, assuming the full Investor Principal Distribution Amount was paid on the notes for such payment date, exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess O/C Amount shall be zero.

          For any payment date, the “Excess Spread” is the excess, if any, of (a) the Investor Interest Collections for such Payment Date over (b) the aggregate of amounts required to be distributed pursuant to subclauses (1) through (4) of clause A. under “—Payments” above.

          For any payment date, an “Excess Spread Step-Up Event” will occur if the Three Month Rolling Average of Excess Spread is (a) less than 1.25% but equal to or greater than 1.00% or (b) less than 1.00%.

          The “Floating Allocation Percentage” for any payment date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous payment date (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator of the Pool Balance at the beginning of the related Due Period (in the case of the first payment date, the Cut-Off Date Pool Balance).

          For each payment date the “Interest Collections” are amounts collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Purchase Price, Substitution Adjustment Amount and Transferor Deposit Amount paid during the related Due Period and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs.

          The “Interest Period” with respect to each payment date and the notes other than the first payment date, the period from the payment date in the month preceding the month of such payment date through the day before such payment date; and with respect to the first payment date, the period from the Closing Date through December 25, 2006.

          The “Invested Amount” for any payment date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account O/C Reduction Amounts) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date will be approximately $355,064,595.

          The “Investor Charge-Off Amount” for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

          The “Investor Interest Collections” for any payment date is the Floating Allocation Percentage of Net Interest Collections for the related Due Period.

          The “Investor Principal Distribution Amount” on every payment date from the first payment date through the payment date in November 2011, unless a Rapid Amortization Event has occurred, is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in November 2011 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the O/C Reduction Amount, if any, for such payment date.

          “Net Interest Collections” is an amount equal to the Interest Collections minus the master servicing fee.

          “Net Recoveries” with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

          As of any payment date, the “O/C Amount” will be equal to the excess, if any, of (a) the Invested Amount as of the close of business on the last day of the related due period over (b) the outstanding principal amount of the notes (after giving effect to the payment of the Investor Principal Distribution Amount and any other amounts distributed in respect of principal to the noteholders on such payment date, but before taking into account the O/C Reduction Amount).

          The “O/C Reduction Amount” for a payment date is the lesser of the Excess O/C Amount for such payment date and the Investor Principal Distribution Amount for such payment date (before taking into account the O/C Reduction Amount).

          The “payment date” in each month will be the 25th day of the month or, if that day is not a business day, the next business day.

          The “Pool Balance” for any payment date is the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

          For each payment date the “Principal Collections” are amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related Credit Line Agreement together with the principal portion of any Purchase Price, Transferor Deposit Amount or any Substitution Adjustment Amounts paid during the preceding Due Period.

          For any Due Period, a “60+ Day Delinquent Mortgage Loan” is any mortgage loan that is (i) 60 or more days delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or

(iv) with respect to which the related mortgaged property is characterized as REO property as of the end of such Due Period.

          For each payment date prior to the payment date occurring in June 2009, the “Specified O/C Amount” will be equal to the sum of (i) the Base O/C Amount and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy. On and after the payment date occurring in June 2009 up to but not including the Step-Down Date:

          (1) if an Excess Spread Step-Up Event has not occurred on such payment date, the Specified O/C Amount will be equal to the sum of (i) the Base O/C Amount and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy; or

          (2) if an Excess Spread Step-Up Event has occurred on such payment date, the Specified O/C Amount will be equal to the Step-Up Base O/C Amount.

          On and after the Step-Down Date:

          (1) if an Excess Spread Step-Up Event has not occurred on such payment date, either (A) if both of the Step-Down Tests are satisfied on such payment date, the Specified O/C Amount will be equal to the Step-Down Base O/C Amount; or (B) if either of the Step-Down Tests is not satisfied on such payment date, the Specified O/C Amount will be equal to the sum of (i) the Base O/C Amount and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy; or

          (2) if an Excess Spread Step-Up Event has occurred on such payment date, the Specified O/C Amount will be equal to the Step-Up Base O/C Amount;

          provided that with respect to any payment date occurring on or after the Step-Down Date, the note insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current ratings of the notes, without regard to the policy, as evidenced in writing by each rating agency.

          The “Step-Down Date” is the later to occur of (a) the payment date occurring in June 2009 and (b) the payment date on which the Pool Balance as of the last day of the related Due Period is equal to or less than 50% of the Cut-Off Date Pool Balance.

          For each payment date, the “Step-Down Base O/C Amount” will equal the sum of (a) the lesser of (i) the Base O/C Amount, and (ii) 2.90% of the Pool Balance as of the last day of the related Due Period and (b) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy; provided that in no event will the Step-Down Base O/C Amount be less than the sum of (i) 0.50% of the Cut-Off Date Pool Principal Balance and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy.

          For any payment date, the “Step-Down Test” is either the Delinquency Step-Down Test or the Cumulative Charge-Off Step-Down Test.

          For any payment date, the “Step-Up Base O/C Amount” will be calculated as follows:

          (A) if clause (a) of the definition Excess Spread Step-Up Event has occurred as of such payment date, the Step-Up Base O/C Amount will be the sum of (a) the lesser of (i) 2.50% of the Cut-Off Date Pool Balance and (ii) 5.00% of the Pool Balance as of the last day of the related Due Period and (b) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy, and

          (B) if clause (b) of the definition Excess Spread Step-Up Event has occurred as of such Payment Date, the Step-Up Base O/C Amount will be the sum of (a) the lesser of (i) 3.25% of the Cut-Off Date Pool Balance and (ii) 6.50% of the Pool Balance as of the last day of the related Due Period and (b) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy;

          provided that in the case of each of (A) and (B) the amount will not be less than the sum of (i) 0.50% of the Cut-Off Date Pool Principal Balance and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy.

          For any payment date, the “Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans” will be a fraction expressed as a percentage the numerator of which is (a) the average of the principal balances of 60+ Day Delinquent Mortgage Loans for the related and the two preceding Due Periods and the denominator of which is (b) the average of the Pool Balance for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

          For any payment date, the “Three Month Rolling Average of Excess Spread” will be a fraction expressed as a percentage the numerator of which is (a) the average of the amount of Excess Spread on the current and each of the two immediately preceding payment dates and the denominator of which is (b) the average of the Invested Amount for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

Interest

          Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the least of (i) a floating rate equal to LIBOR plus [__]%, (ii) the Available Funds Rate, and (iii) the Maximum Rate. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year. The rate at which interest accrues on the notes is referred to as the “note rate”. A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

          The “Available Funds Rate” for any payment date is equal to the product of (i) the average of the mortgage loan rates, minus the master servicing fee rate, the indenture trustee fee rate, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related Principal Balance of each HELOC on the first day of the related Due Period and converted to a rate based on actual days/360, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous payment date and the denominator of which is the principal balance of the notes immediately prior to such payment date.

          The “Maximum Rate” for any payment date is 18.00% per annum.

          The “Principal Balance” of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any additional balances transferred to the issuing entity in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

          With respect to each LIBOR Determination Date, “LIBOR” is the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of one month. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the reference banks, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

          A “determination date” is, with respect to any payment date, the earlier of (a) the third business day after the 15th day of the month in which such payment date occurs and (b) third business day preceding such payment date.

          A “LIBOR Business Day” is any day other than (i) a Saturday or a Sunday and (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

          A “LIBOR Determination Date” is, with respect to any Interest Period, the second LIBOR Business Day preceding the first day of such period.

The Policy

          The following summary of the material terms of the Financial Guaranty Insurance Policy (the “Policy”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

          Simultaneously with the issuance of the notes, the note insurer will deliver the Policy to the indenture trustee for the benefit of each noteholder. Under the Policy, the note insurer unconditionally and irrevocably guarantees to the indenture trustee for the benefit of each noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the notes; and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

          “Scheduled Payments” means, with respect to each payment date, without duplication, the payment to be made to noteholders in an aggregate amount equal to (i) accrued and unpaid interest for the related interest accrual period at the note rate due on the notes calculated in accordance with the original terms of the notes, the sale and servicing agreement and the indenture, (ii) for the payment date occurring in October 2026, the amount needed to pay the outstanding principal amount of the notes, and (iii) for any other payment date, the amount of the excess, if any, of the note principal balance (in the case of clauses (ii) and (iii) above, after giving effect to all allocations and payments of principal to be made on the notes on the payment date, but without giving effect to payments under the Policy to be made on such payment date) over the Invested Amount for such payment date, in each case in accordance with the original terms of the notes when issued and without regard to any amendment or modification of the notes, the sale and servicing agreement or the indenture except amendments or modifications to which the note insurer has given its prior written consent. The note insurer may consent to any amendment of or modification to the indenture as permitted by the indenture; provided, however, that no such amendment or modification shall, without the consent of the noteholder, change the entitlement of the noteholder to payment under the Policy of any unpaid principal of the notes due at final maturity or due on any scheduled principal amortization date, or any unpaid interest thereon due on any interest payment date. Scheduled Payments will not include, nor shall coverage be provided under the Policy in respect of, any interest shortalls due to the application of the Relief Act, any prepayment interest shortfalls, any LIBOR Carryover Interest Shortfalls or any amount required to increase the O/C Amount to the Specified O/C Amount that may be incurred or that may be distributable to the notes. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the issuing entity, an election by the issuing entity to pay principal on an accelerated basis, the occurrence of an event of default under the indenture or any other cause, unless the note insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the note insurer does not so elect, the Policy will continue to guarantee payment on the notes in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the notes, or by reason of any deterioration of the creditworthiness of the issuing entity, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

          Payment of Claims on the Policy made in respect of Scheduled Payments will be made by the note insurer following Receipt by the note insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

          If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the note insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the note insurer from the indenture trustee of (A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the noteholder is required to return principal or interest paid on the notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by the note insurer and provided to the noteholder by the note insurer, irrevocably assigning to the note insurer all rights and claims of the noteholder relating to or arising under the notes against the issuing entity or otherwise with respect to such preference payment, or (ii) the date of Receipt by the note insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the note insurer shall have Received written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the indenture trustee for distribution to such noteholder upon proof of such payment reasonably satisfactory to the note insurer). In connection with the foregoing, the note insurer shall have the rights provided pursuant to Section 4.03 of the indenture, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each noteholder in the conduct of any proceeding with respect to a preference claim.

          The terms “Receipt” and “Received,” with respect to the Policy, shall mean actual delivery to the note insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the note insurer or the fiscal agent shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

          Under the Policy, “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York, the State of Delaware or the city in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

          The note insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy whether or not such funds are properly applied by the indenture trustee.

          The note insurer shall be subrogated to the rights of each noteholder to receive payments of principal and interest under the notes to the extent of any payment by the note insurer under the Policy. For a discussion of the rights and powers of the note insurer upon an event of default under the indenture, see “The Indenture – Events of Default; Rights Upon Event of Default” in this free writing prospectus.

          To the fullest extent permitted by applicable law, the note insurer agrees under the Policy not to assert, and waives, for the benefit of each noteholder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the note insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

          Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the note insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the note insurer for borrowed money. Claims against the note insurer under the Policy and claims against the note insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the note insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The Policy may not be cancelled or revoked prior to payment in full of the notes.

          The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

Rapid Amortization Events

          A “Rapid Amortization Event” is any of the following events:

          (a)           Net Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

          (b)           the occurrence of certain events of insolvency with respect to the issuing entity, the depositor or the master servicer;

          (c)           the aggregate draws under the Policy exceed 1.00% of the Cut-Off Date Pool Balance, whether or not previously reimbursed;

          (d)           the occurrence of an Event of Servicer Termination;

          (e)           the issuing entity becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

          (f)           failure on the part of the issuing entity, the depositor, the seller, or the master servicer to perform any of its material obligations under the sale and servicing agreement, the trust agreement or the indenture.

          If any event described in clause (a), (d) or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the note insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the holder of the transferor interest, the depositor and the master servicer (and to the indenture trustee, if given by the note insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the note insurer or the noteholders immediately on the occurrence of such event.

          Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the master servicer or depositor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

Termination of Trust

          The issuing entity will terminate on the payment date following the later of (a) payment in full of all amounts owing to the note insurer, unless the note insurer shall otherwise consent, and (b) the earliest of (i) the payment date occurring in October 2026, (ii) the final payment or other liquidation of the last HELOC in the issuing entity and (iii) the master servicer’s exercise of its right to purchase the HELOCs as described below under “Optional Termination”.

Optional Termination

          The HELOCs will be subject to optional purchase by the master servicer on any payment date on or after the date on which the outstanding principal balance of the notes (after principal payments on such payment date ) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Closing Date. The optional repurchase price will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the unpaid principal balance of the HELOCs plus accrued and unpaid interest on such balance. The master servicer will only exercise this option if the optional purchase price is at least enough to pay the outstanding principal balance of the notes, accrued and unpaid interest on such balance, any LIBOR Carryover Interest Shortfalls that remain unpaid and all amounts owing to the note insurer.

          Under the sale and servicing agreement, the indenture trustee is required to give notice of any optional purchase of the HELOCs, specifying the payment date on which noteholders may surrender their notes to the indenture trustee for payment and cancellation, promptly to the noteholders by letter mailed not earlier than the 15th day and no later than the 25th day of the month next preceding the month of the final payment. Notes may be surrendered at the Corporate Trust Office of the indenture trustee located at 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust Administration – First Horizon ABS Trust 2006-HE2 or at any other address the indenture trustee designates.

Reports to Securityholders

          Pursuant to the sale and servicing agreement, the indenture trustee will prepare and will make available to the note insurer and each noteholder on each payment date, a statement setting forth for the notes, among other things:

          (i)           The Note Principal Balance after all distributions on the previous payment date and on the related payment date, the Pool Balance at the beginning of the related Due Period, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

          (ii)          The aggregate amount of Interest Collections and Principal Collections;

          (iii)         The amount of Investor Interest Collections and the Investor Principal Distribution Amount; (iv) The note rate on the notes for such payment date; (v) The number of days in the related Interest Period;

          (vi)         The aggregate amount of additional balances that were conveyed to the issuing entity during the related Due Period;

          (vii)        The aggregate Principal Balance and aggregate credit line of HELOCs modified pursuant to the sale and servicing agreement, and the weighted average of the mortgage loan rates and the weighted average of the margins, in each case after giving effect to the modifications;

          (viii)       The aggregate amount required to be paid by the seller in respect of repurchases and substitutions of HELOCs;

          (ix)          The amount to be paid on the notes as interest for the related payment date and the amount to be paid on the notes as principal for the related payment date;

          (x)           The amount, if any, of the outstanding LIBOR Carryover Interest Shortfall after giving effect to the payments on the related payment date;

          (xi)          The amount of the draws under the Policy, if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

          (xii)         The amount of any LIBOR Carryover Interest Shortfall paid on such payment date and remaining LIBOR Carryover Interest Shortfalls;

          (xiii)        The amount to be paid to the owner of the transferor interest in respect of the related payment date;

          (xiv)        The weighted average of the mortgage loan rates and the weighted average of the maximum mortgage loan rates for all of the HELOCs, weighted on the basis of the Principal Balances of all of the HELOCs at the end of the related Due Period;

          (xv)         The weighted average of the margins for each HELOC, weighted on the basis of the Principal Balance of the HELOC at the end of the related Due Period;

          (xvi)        The amount to be paid to the note insurer pursuant to the Insurance Agreement;

          (xvii)       The amount of the premium to be paid to the note insurer pursuant to the Insurance Agreement;

          (xviii)      The Invested Amount (after all distributions on that payment date), the amount of overcollateralization (after all distributions on that payment date), the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the payment date;

          (xix)         The amount of Interest Collections to be paid as principal to the noteholders on such payment date;

          (xx)          The number of HELOCs outstanding at the beginning and at the end of the related Due Period;

          (xxi)         The Pool Balance as of the end of the related Due Period;

          (xxii)        The number and aggregate principal balances of HELOCs: (A) that are 30-59 days, 60-89 days and 90 or more days past due, (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period, (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

          (xxiii)       The Net Recoveries received during the related Due Period;

          (xxiv)       The cumulative Investor Charge-Off Amount and the Investor Charge-Off Amount incurred during the related Due Period;

          (xxv)        The number and aggregate principal balance of HELOCs that have exercised their fixed rate conversion option; and

          (xxvi)        Whether a Rapid Amortization Event has occurred and, if so, specifying the Rapid Amortization Events.

          In the case of the aggregate amount of Principal Collections received during the related Due Period, the amount paid on the notes as interest for the related payment date, the amount paid on the notes as principal for the related payment date and the Note Principal Balance after all distributions on the payment date, such amounts shall also be expressed as a dollar amount per security with a 1,000 denomination.

          The indenture trustee may make available each month, to any interested party, the monthly statement to noteholders via the indenture trustee’s website. The indenture trustee’s website will initially be located at www.bnyinvestorreporting.com and assistance in using the website can be obtained by calling the indenture trustee’s customer service department at (800) 254-2826. The indenture trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the indenture trustee will provide notification to the noteholders regarding any such changes.

THE SALE AND SERVICING AGREEMENT

          The following summary describes terms of the sale and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the sale and servicing agreement. See the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms and conditions of the sale and servicing agreement and the notes. See “The Agreements” in the prospectus.

Assignment of HELOCs

          On or before the closing date, the seller will sell to the depositor and the depositor will transfer to the issuing entity all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other mortgage loan documents, including all collections received on or with respect to each HELOC after the Cut-Off Date. The issuing entity, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the issuing entity will be identified on a mortgage loan schedule delivered to the indenture trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date for each HELOC, as well as information with respect to the mortgage loan rate.

          The mortgage loan documents for each HELOC, including, without limitation, the note for each HELOC, will be retained by the seller as custodian and bailee for the benefit of the noteholders and the note insurer. The seller will retain the mortgage loan documents either itself or through an affiliate. However, the related assignment of mortgage or deed of trust in recordable form for each HELOC will not be prepared unless the seller’s long-term senior unsecured debt rating is not at least “BBB” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Baa2” by Moody’s Investors Services (“Moody’s” and together with S&P, the “rating agencies”) (the “Assignment Preparation Trigger”). At such time as assignments of mortgage or deed of trust are required to be prepared, the Seller will also segregate the mortgage notes from other documents relating to the Mortgage Loans. If the rating of the Seller’s long-term senior unsecured debt falls below the Assignment Preparation Trigger, the Seller will deliver the mortgage notes to the indenture trustee within 90 days of such event. The balance of the mortgage loan documents (other than the assignments of mortgage or deed of trust if they have not been required to be prepared) will be required to be delivered to the indenture trustee within 90 days following an event of servicer termination (“Event of Servicer Termination”). Events that could give rise to the master servicer’s termination are described below under “Sale and Servicing agreement—Events of Servicing Termination” in this free writing prospectus. Within 90 days of either (a) the rating of the long-term senior unsecured debt being reduced below the Assignment Preparation Trigger or (b) an Event of Servicer Termination, the Seller will submit the assignments of mortgage or deed of trust for recording in the appropriate recording offices in the relevant jurisdictions. Such recordation will not be required if opinions of counsel satisfactory to the indenture trustee and the note insurer are delivered to the indenture trustee and the note insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to perfect the security interests of the issuing entity, the noteholders or the note insurer in the HELOCs.

          If, as described above, the seller is required to deliver the mortgage notes following an Assignment Event, and the balance of the mortgage loan documents following an Event of Servicing Termination, the custodian on behalf of the indenture trustee will review the mortgage notes or the mortgage loan documents required to be reviewed pursuant to the sale and servicing agreement, as applicable, in each case within 60 days of the related delivery. If the custodian on behalf of the indenture trustee finds that any document required to be reviewed by it to be defective or missing and the defect or omission is not cured by the seller within 90 days following notification of the defect by the custodian to the indenture trustee and the seller, the seller will be obligated to repurchase the HELOC as described in the following paragraph.

          In the sale and servicing agreement, the seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the issuing entity with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things:

  at the time of transfer to the issuing entity, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions;

  none of the HELOCs are high-cost loans as defined by applicable local, state and federal predatory and abusive lending laws;

  at the time of transfer to the issuing entity, each mortgaged property is improved by a residential dwelling, which does not include cooperatives or mobile homes and does not constitute other than real property under state law;

  at the time of transfer to the issuing entity, the mortgage with respect to each HELOC is a valid and subsisting first, second or third lien of record on the mortgaged property subject, in the case of any second or third lien HELOC, only to a senior lien or senior liens on such mortgaged property and subject in all cases to the exceptions to title set forth in the title insurance policy, if any, with respect to the related HELOC, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage;

  none of the HELOCs was 30 or more days delinquent as of the Cut-Off Date and to the best of the seller’s knowledge, none of the mortgage loans is subject to a bankruptcy proceeding;

  at the time of transfer to the issuing entity, no HELOC is subject to any right of rescission, set off, material counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any related mortgage note or mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

  at the time of transfer to the issuing entity, to the best of the seller’s knowledge, there is no mechanics’ lien or claim for work, labor or material affecting any mortgaged property which is or may be a lien prior to, or equal or coordinate with, the lien of the related mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by a title insurance policy;

  each HELOC, at the time it was originated or at the time of transfer to the issuing entity, complied with, and each HELOC at all times has been serviced in compliance with, in each case, in all material respects, applicable state, local and federal laws and regulations, including, without limitation, applicable predatory and abusive lending laws, usury, truth-in-lending, real estate settlement procedures, consumer credit protection and equal credit opportunity laws and regulations;

  with respect to each HELOC with a credit line of more than 1,000,000, either (a) a lender’s title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related mortgaged property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such HELOC insuring the seller and its successor’s and assignees’ interest under the related HELOC as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to specified exceptions, was valid and in full force and effect on the date of the origination of such HELOC or (b) an attorney’s opinion of title was prepared in connection with the origination of such HELOC;

  at the time of transfer to the issuing entity, the terms of the HELOC have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded and which has been or will be held by the seller or delivered to the indenture trustee (or the custodian on its behalf) in accordance with the provisions of the sale and servicing agreement;

  at the time of transfer to the issuing entity, no instrument of release or waiver has been executed in connection with any HELOC, and no mortgage has been released in whole or in part, in either case, that would have a material adverse affect on the related HELOC;

  at the time of transfer to the issuing entity, to the best of the seller’s knowledge (i) there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property, nor is such a proceeding currently occurring, and (ii) each mortgaged property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the mortgaged property as security for the related HELOC or the use for which the premises were intended;

  at the time of transfer to the issuing entity, to the best of the seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the mortgaged property;

  at the time of transfer to the issuing entity, to the best of the Seller’s knowledge, no improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the mortgaged property is lawfully occupied under applicable law;

  all costs, fees and expenses incurred in making or closing or recording the HELOCs were paid, and no mortgagor is entitled to any refund of any such amount paid or due under the related HELOC;

  at the time of transfer to the issuing entity, no HELOC is or was secured by any collateral, pledged account or other security except the lien of the corresponding mortgage;

  at the time of transfer to the issuing entity, there is no obligation on the part of the seller or any other party to make payments in addition to those made by the mortgagor;

  at the time of transfer to the issuing entity, no HELOC has a shared appreciation feature, or other contingent interest feature;

  at the time of transfer to the issuing entity, to the best of the seller’s knowledge, there is no delinquent tax or assessment lien on any mortgaged property, and each mortgaged property is free of substantial damage and is in good repair;

  at the time of transfer to the issuing entity, to the best of the Seller’s knowledge, there does not exist on any mortgaged property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, except as ordinarily used or generated in residences and in compliance with applicable law;

  At the time of transfer to the issuing entity, no HELOC had a Combined Loan to Value Ratio at the time of origination of more than 100.00%; and

  At the time of transfer to the issuing entity, the seller has not received a notice of default of a senior lien with respect to a HELOC which has not been cured.

          With respect to the representations and warranties described above that (i) are made to the best of the seller’s knowledge or as to which the seller has no knowledge, or (ii) refer to a material counterclaim or defense or a material disclosure, if it is discovered by the depositor, the seller, the owner trustee, the master servicer, the note insurer or the indenture trustee that the substance of such representation and warranty is inaccurate without, in the case of (ii) above, determining whether the defense, counterclaim or disclosure was “material,” and such inaccuracy materially and adversely affects the value of the related mortgage loan then, notwithstanding (i) the seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, or (ii) whether such defense, counterclaim or disclosure is or is not material, such inaccuracy will be deemed a breach of the applicable representation or warranty.

          Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to either (i) deposit the Purchase Price (as defined below) into the collection account or, (ii) direct that the defective HELOC be retransferred to it and that the transferor interest be reduced by the principal balance and accrued interest on the defective HELOC and the seller will be required to deposit the balance of the Purchase Price in the collection account. The amount of such deposit is referred to as the “Transferor Deposit Amount” Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

          Notwithstanding the foregoing, if a breach of a representation or warranty with respect to a HELOC is not cured within the 90 day period referenced above, with the consent of the note insurer, the seller will not be required to repurchase such HELOC or substitute an Eligible Substitute HELOC until the earlier of (i) such time as such HELOC becomes and remains delinquent in payment for a period of 90 consecutive days and (ii) the commencement of any litigation related to such HELOC.

          With respect to any HELOC, the “Purchase Price” is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase together with any expenses incurred as a result of the defect and costs and damages incurred by the issuing entity due to such HELOCs violation of applicable local, state or federal predatory or abusive lending laws.

          An “Eligible Substitute HELOC” is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a “Substitution Adjustment Amount”).

          In certain circumstances, the interest of the depositor, the issuing entity, and the indenture trustee in the HELOCs could be impaired, and payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. For instance, a prior or subsequent transferee of HELOCs could have an interest in the HELOCs superior to the interest of the depositor, the issuing entity, and the indenture trustee;

  until the indenture trustee has possession of the mortgage notes, the indenture trustee’s interest in the HELOCs may not have priority over any person or entity that acquires possession of the mortgage notes;

  a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the depositor, the issuing entity, and the indenture trustee in the HELOCs;

  the administrative expenses of a conservator or receiver for the seller could be paid from collections on the HELOCs before the depositor, the issuing entity, or the indenture trustee receives any payments; and

  if insolvency proceedings were commenced by or against the master servicer, or if certain time periods were to pass, the depositor, the issuing entity, and the indenture trustee may lose any perfected interest in collections held by the master servicer and commingled with its other funds.

Conservatorship or Receivership

          The seller is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is required to appoint the Federal Deposit Insurance Corporation (the “FDIC”) as conservator or receiver for the seller if certain events occur relating to the seller’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the seller.

          The seller will treat the transfer of HELOCs to the depositor as a sale for all purposes, other than for accounting purposes. An argument may be made that the transfer constitutes the grant of a security interest, rather than a sale, under general applicable law. The FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the “FDIA”), to reclaim, recover, or re-characterize a financial institution’s transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller’s transfer of the HELOCs under the purchase agreement is intended to satisfy all of these conditions, other than the condition specified in item (iii).

          Since one or more conditions required under the FDIC’s regulations will not be met by the seller, the FDIC could reclaim, recover, or re-characterize the seller’s transfer of the HELOCs. In such event, the FDIA would limit the depositor’s, the issuing entity’s, or the indenture trustee’s damages to its “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to reclaim, recover, or re-characterize the seller’s transfer of the HELOCs for a reasonable period following its appointment as conservator or receiver for the seller. Therefore, if the FDIC were to reclaim, recover, or re-characterize the seller’s transfer of the HELOCs, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced.

          Even if all of the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or re-characterize the seller’s transfer of the HELOCs, you could suffer a loss on your investment if the note insurer fails to perform under the Policy and (i) the purchase agreement, the sale and servicing agreement, the administration agreement, or the seller’s transfer of the HELOCs, were found to violate applicable regulatory requirements, (ii) the depositor, the issuing entity, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the HELOCs, (iii) the FDIC were to request a stay of any action by the depositor, the issuing entity, or the indenture trustee to enforce the purchase agreement, the sale and servicing agreement, the administration agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of the purchase agreement, the sale and servicing agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the HELOCs or to provide administrative services to the depositor or the issuing entity.

          The depositor is a wholly-owned subsidiary of First Horizon Home Loans Corporation, which is a wholly-owned subsidiary of the seller. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these provisions or regulations, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. In addition, if the seller entered conservatorship or receivership, the FDIC could exercise control over the HELOCs or the other assets of the depositor or the issuing entity on an interim or permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

  the assets of the depositor (including the HELOCs) constitute assets of the seller available for liquidation and distribution by a conservator or receiver for the seller;

  the depositor and its assets (including the HELOCs) should be substantively consolidated with the seller and its assets;

  the FDIC’s control over the HELOCs is necessary for the seller to reorganize or to protect the public interest; or

  the FDIC has the power to disaffirm actions of a subsidiary of an insured depository institution.

          If these or similar arguments were made, whether successfully or not, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the seller has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

          In addition, regardless of the terms of the purchase agreement, the sale and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor’s, the issuing entity’s or the indenture trustee’s actions, the FDIC as conservator or receiver for the seller may have the power (i) to prevent or require the commencement of a Rapid Amortization Event, (ii) to prevent, limit, or require the early liquidation of

HELOCs and termination of the issuing entity, or (iii) to require, prohibit, or limit the continued transfer of HELOCs. Furthermore, regardless of the terms of the sale and servicing agreement or the administration agreement, the FDIC (i) could prevent the appointment of a successor master servicer or another administrator for the depositor or the issuing entity or (ii) could authorize the seller to stop servicing the HELOCs or administering the depositor or the issuing entity. If any of these events were to occur, payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced.

Optional Transfer of HELOCs

          Upon notice to the note insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the owner of the transferor interest may, but shall not be obligated to, remove from the issuing entity a randomly-selected portion of the HELOCs without notice to the noteholders; provided that the aggregate principal balance of the mortgage loans so removed will not exceed the amount that the owner of the transferor interest has previously advanced to the issuing entity for the funding of additional balances, less (a) any amounts previously reimbursed to the owner of the transferor interest out of principal collections on the mortgage loans in respect of prior advances and (b) the aggregate principal balance of any mortgage loans previously removed from the issuing entity by the owner of the transferor interest in respect of prior advances. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including:

  the owner of the transferor interest representing and warranting that no selection procedures which are adverse to the interests of the noteholders or the note insurer were used in selecting the HELOCs to be removed;

  no Rapid Amortization Event has occurred or will occur as a result of the removal;

  notice of removal of the HELOC is given to the note insurer and the rating agencies and each rating agency shall have notified the owner of the transferor interest, the indenture trustee, and the note insurer that the removal would not result in a reduction or withdrawal of its then current rating of the Notes without regard to the Policy; and

  after giving effect to such removal, the O/C Amount will not be less than the Specified O/C Amount.

          Upon any such removal, the transferor interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

Optional Purchase of HELOCs

          Pursuant to the sale and servicing agreement, on any one payment date, the master servicer may make a one-time only election to purchase up to 1% of the mortgage loans, by aggregate principal balance as of such date. The mortgage loans so purchased will be selected by the master servicer in its sole discretion and will be purchased at a price equal to the Purchase Price of the purchased mortgage loans.

Master Servicer and Indenture Trustee Responsibilities

          The master servicer and the indenture trustee will have the following duties and responsibilities under the sale and servicing agreement:

Party		Responsibilities

Master Servicer	Performing the master servicing functions in accordance with the sale and servicing agreement, including but not limited to:

	•	establishing and maintaining the collection account in accordance with the sale and servicing agreement;

	•	collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such

amounts in the collection account and delivering all amounts on deposit in the collection account to the indenture trustee for deposit into the distribution account by no later than the business day immediately preceding the related payment date

	•	providing monthly loan-level reports to the indenture trustee;

	•	maintaining certain insurance policies relating to the mortgage loans;

	•	arranging for the subservicing of any mortgage loan and
monitoring such subservicer’s performance, and enforcing each subservicer’s obligations under the pooling and servicing
agreement; and

	•	enforcing foreclosure proceedings with respect to the mortgaged properties.

Indenture Trustee	Performing the indenture trustee functions in accordance with the provisions of the sale and servicing agreement, including but not limited to:

	•	establishing and maintaining the distribution account in accordance with the sale and servicing agreement;

	•	filing on behalf of the depositor all periodic reports required under the Securities Exchange Act of 1934 relating to the notes;

	•	preparing and filing notices of claims under the Policy;

	•	preparing and making available to noteholders the monthly
statement described under “Description of the Notes – Reports to
Securityholders” based upon information received from the master servicer;

	•	preparing and distributing annual investor reports summarizing the aggregate payments to noteholders necessary to enable noteholders to prepare their tax returns to the extent such information is not otherwise provided to the noteholders;

	•	exercising and enforcing its remedies upon a Servicer Termination
Event under the sale and servicing agreement; and

	•	in the event that the master servicer shall for any reason no longer be the master servicer, assuming all the rights and obligations of the master servicer under the pooling and servicing agreement unless and until another successor master servicer is appointed.

Transaction Accounts

          The master servicer shall establish and maintain on behalf of the issuing entity a collection account for the benefit of the noteholders and the note insurer. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the master servicer of amounts in respect of the HELOCs, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the master servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the payment date if approved by the rating agencies.

          Notwithstanding the timing of deposits to the collection account described above, the master servicer will maintain possession of the collections on the HELOCs as part of its general funds until the business day prior to the related payment date. The master servicer will be permitted to do this so long (i) as the rating of its short-term debt obligations are at least “A-1” by S&P and “P-l” by Moody’s and (ii) no Event of Servicing Termination has occurred which has not been cured. During this period the master servicer will record on a loan payment record all amounts received in respect of the mortgage loans during each due period. During any period that the master servicer is permitted to maintain possession of the collections as described in this paragraph, the master servicer will, not later than the third business day prior to each payment date, notify the owner trustee and the indenture trustee of the amount of collections to be included in Interest Collections and Principal Collections for the related payment date.

          The indenture trustee will establish one or more distribution accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to noteholders on a payment date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the related payment date.

          An “Eligible Account” is an account that is maintained at an institution that is:

          (1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of “P-1” by Moody’s, (b) has a short-term unsecured debt rating of “A-l” by S&P and (c) has its accounts fully insured by the Federal Deposit Insurance Corporation or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency. If so qualified, the indenture trustee or the master servicer may be considered such an institution for the purpose of this definition.

          “Eligible Investments” are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

Fees and Expenses

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee/	The product of (i) the Servicing	Compensation	Interest collected	Monthly
Master Servicer	Fee Rate divided by 12 and (ii)		with respect to each
	the Pool Balance as of the first		mortgage loan, any
	day of the Due Period preceding		related liquidation
	the payment date (or as of the		proceeds allocable
	close of business on the cut-off		to accrued and
	date for the first payment date).		unpaid interest.
(3)

Additional Servicing	All late payment fees and other	Compensation	Payments made by	From time to time
Compensation / Master	similar charges.		obligors with
Servicer			respect to the
mortgage loans.

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

	All investment income earned on	Compensation	Investment income	Monthly
	amounts on deposit in the		related to the
	collection account, payment		collection account.
account and Additional Loan
Account.

Indenture Trustee Fee /	The product of (i) the Trustee Fee	Compensation	From the	Monthly
Indenture Trustee	Rate divided by 12 and (ii) the		distribution account
	Pool Balance as of the first day of		prior to allocation
	the Due Period preceding the		of payments to the
	payment date (or as of the close		notes.
of business on the cut-off date for
the first payment date). (4)

Additional Indenture	All investment income earned on	Compensation	Investment income,	Monthly
Trustee	amounts on deposit in the		if any, related to the
Compensation/Indenture	distribution account, if any.		distribution account
Trustee

Owner Trustee	A fixed annual fee.	Compensation	Paid by the master	Annually
Fee/Owner Trustee			servicer out of its
master servicing fee

Policy Premium/ Note	The product of (i) the Premium	Compensation	From the	Monthly
Insurer	Rate divided by 12 and (ii) the		distribution account
	aggregate outstanding principal		prior to allocation
	amount of the notes. (5)		of payments to the
notes.

Liquidation Expenses/	Out-of-pocket expenses incurred	Reimbursement of	Interest collections.
Master Servicer	by the master servicer in	Expenses
connection with the liquidation of
any mortgage loan and not
recovered under any insurance
policy.

Expenses

Reimbursement/Master	The amount of any Optional	Reimbursement of	First, from	Time to time
Servicer	Servicing Advances.	Expenses	liquidation
proceeds and
second, from the
distribution account
after allocation of
interest payments to
the notes.

Reimbursement/ Master	Reasonable legal expenses and	Reimbursement of	From the	From time to time
Servicer	costs of the master servicer in	Expenses	distribution account
	connection with any action with		after allocation of
	respect to the sale and servicing		interest payments to
	agreement or the notes.		the notes.

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

Indemnification	Any loss, liability, or expense	Indemnification	From the	From time to time
expenses / Master	incurred in connection with any		distribution account
Servicer	legal action relating to the sale		after allocation of
	and servicing agreement or the		interest payments to
	notes.		the notes.

Reimbursement/	Reasonable legal expenses and	Reimbursement of	From the	From time to time
Indenture Trustee	costs of the indenture trustee in	Expenses	distribution account
	connection with any action with		after allocation of
	respect to the sale and servicing		interest payments to
	agreement, the indenture or the		the notes.
notes.

Indemnification	Any loss, liability, or expense	Indemnification	From the	From time to time
expenses / Indenture	incurred in connection with any		distribution account
Trustee	legal action relating to the sale		after allocation of
	and servicing agreement, the		interest payments to
	indenture or the notes.		the notes.

Indemnification	Any loss, liability, or expense	Indemnification	From the	From time to time
expenses / Owner	incurred in connection with any		distribution account
Trustee	legal action relating to the issuing		after allocation of
	entity.		interest payments to
the notes.

Indemnification	Indemnification of expenses and	Indemnification	From the	From time to time.
Expenses/Note Insurer	losses resulting from breach by		distribution account
	the issuing entity of any of the		in accordance with
	representations or warranties		the priority
	contained in the insurance		specified under
	agreement or arising out of or		“Description of the
	relating to the securitization		Notes – Payments”
	transaction described in this free		in this free writing
	writing prospectus.		prospectus.

_____________________

(1)

If the indenture trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus and to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping in connection with the transfer of the master servicing.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to payments on the notes.

(3)	The “Master Servicing Fee Rate” for each mortgage loan will equal 0.500% per annum.

(4)	The “Indenture Trustee Fee Rate” for each mortgage loan will equal 0.006% per annum.

(5)	The “Premium Rate” is equal to 0.11%.

          The custodian will not receive any compensation from the issuing entity with respect to its duties on behalf of the issuing entity. None of the fees set forth in the table above may be increased without an amendment of the sale and servicing agreement as described under “– Amendment” below.

          On each payment date, the note insurer will also be entitled to receive reimbursement for prior draws made under the policy prior to the payment of certain amounts on the notes. See “Description of the Notes – Payments” in this free writing prospectus.

Modifications to HELOCs

          Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the master servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit line of a HELOC or reducing the margin of a HELOC.

Consent to Senior Liens

          The master servicer, acting as agent for the issuing entity, may permit the placement of a subsequent senior mortgage on any mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number of affected HELOCs, increases in margins and combined loan-to-value ratios are complied with.

          The sale and servicing agreement limits the aggregate principal balance of mortgage loans with respect to which the master servicer is permitted to consent to the placing of a senior lien.

Hazard Insurance

          The sale and servicing agreement provides that the master servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

          The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer’s good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. The master servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer, net of any reimbursements to the master servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

          The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

          The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the master servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

Events of Servicing Termination

          “Events of Servicing Termination” under the sale and servicing agreement will consist of, among other events, the following:

  any failure by the master servicer to deposit in the collection account or distribution account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or the holders of 25% of the note principal balance;

  the failure by the master servicer to make any required servicing advance, which failure continues unremedied for a period of 10 days or any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement that materially and adversely affects the interest of the noteholders or the note insurer and continued unremedied for 30 days after the giving of written notice of such failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or the holders of 25% of the principal balance;

  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

  the master servicer is not rated at least investment grade by either S&P or Moody’s; or

  the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

          Under the above circumstances, the indenture trustee with the consent of the note insurer or the note insurer or the noteholders representing not less than 51% of the note principal balance (with the consent of the note insurer, so long as no insurer default exists), may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

Rights Upon an Event of Servicing Termination

          Upon the termination of the master servicer all of the rights and obligations of the master servicer under the sale and servicing agreement and in and to the HELOCs will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement (including, without limitation, acting as custodian for the mortgage loan files) and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as master servicer, it may with the consent of the note insurer, and will, at the direction of the note insurer appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least 50,000,000 and acceptable to the note insurer to act as successor to the master servicer under the sale and servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the Policy. Pending such appointment the indenture trustee will be obligated to act in such capacity and to appoint a successor master servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement (or such other compensation as the issuing entity and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under “Events of Servicing Termination.”

Amendment

          The sale and servicing agreement may be amended from time to time by the depositor, the seller, the master servicer, the issuing entity and the indenture trustee by written agreement, without the consent of the noteholders, but only with the consent of the note insurer for the following purposes, among others:

  to cure any ambiguity,

  to correct any defective provisions or to correct or supplement any provisions therein that may be inconsistent with any other provisions therein,

  to add to the duties of the master servicer,

  to add any other provisions with respect to matters or questions arising under the sale and servicing agreement or the policy, as the case may be, which shall not be inconsistent with the provisions of the sale and servicing agreement, to add or amend any provisions of the sale and servicing agreement as required by any rating agency in order to maintain or improve any rating of the notes,

  to amend the definition of Specified O/C Amount, or

  to ensure that the issuing entity will not be deemed a “qualifying special purpose entity” under applicable accounting regulations.

          In addition, the sale and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, the issuing entity and the indenture trustee, with the consent of the holders of notes representing not less than 51% of the aggregate outstanding principal amount of the notes, and with the consent of the note insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders or the transferor in respect of the transferor interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the notes or distributions or payments under the policy which are required to be made on the notes without the consent of the holders of all of the notes or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all of the notes.

Matters Regarding the Master Servicer

          Neither the master servicer nor any director, officer or employee of the master servicer will be under any liability to the issuing entity or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the master servicer nor any director, officer or employee of the depositor, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

THE INDENTURE

          The following summary describes terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the provisions of the indenture. See the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms and conditions of the indenture and the notes. See “The Agreements” in the prospectus.

Indenture Trustee Responsibilities

          The indenture trustee will have the following duties and responsibilities, among others, under the indenture:

  receiving monthly remittances from the master servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the noteholders in the order of priority specified under “Description of the Notes – Payments”;

  maintaining a note register for the issuing entity in which the indenture trustee provides for the registration of the notes and of transfers and exchanges of the notes;

  examining all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the indenture trustee that are specifically required to be furnished pursuant to any provision of the indenture to determine whether they are in the form required by the indenture; and

  exercising and enforcing its rights and remedies upon an Event of Default under the indenture.

Events of Default; Rights Upon Event of Default

          With respect to the notes, events of default under the indenture will consist of (each, an “event of default”):

  a default for five days or more in the payment of any interest on any note;

  a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;

  a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture or the sale and servicing agreement and the continuation of the default for a period of 30 days after notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding;

  any representation or warranty made by the issuing entity in the indenture, the sale and servicing agreement or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding;

  events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

  the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

          The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the sale and servicing agreement described above under “Description of the Notes—Payments.” Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the note insurer, the indenture trustee with the written consent of the note insurer or holders of a majority in principal amount of notes then outstanding with the written consent of the note insurer may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

          No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

  the holder previously has given the indenture trustee written notice of a continuing event of default;

  the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

  the holder or holders have offered the indenture trustee reasonable indemnity;

  the indenture trustee has for 60 days failed to institute the proceeding; and

  no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes.

          In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to the issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the transferor interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Covenants

          The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

  the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuing entity under the indenture;

  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  the issuing entity has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

  the note insurer shall have consented to such action and the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder.

          The issuing entity will not, among other things:

  except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

  claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

  dissolve or liquidate in whole or in part;

  permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

  permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the issuing entity or any part of the assets of the issuing entity, or any interest in the assets of the issuing entity or the proceeds of the assets of the issuing entity;

  engage in any activity other than as specified under “The Issuing Entity” in this free writing prospectus; or

  incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Annual Opinion Regarding Perfection of Trust Estate

          Under the indenture, within 90 days after each of the issuing entity’s fiscal years, commencing in 2007, the issuing entity is required to furnish to the indenture trustee and the note insurer an opinion of counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, re- recording and re-filing of the indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain perfection of the lien and security interest created by the indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.

          The opinion of counsel must also describe the recording, filing, re-recording and refiling of the indenture, any indentures supplemental thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain perfection of the lien and security interest of the indenture.

Annual Compliance Statement

          The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of the issuing entity’s obligations under the indenture.

Indenture Trustee’s Annual Report

          The indenture trustee will be required to mail each year to all noteholders and the note insurer a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

          The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

          With the consent of the note insurer, the rating agencies and the holders of a majority of the outstanding notes, the issuing entity and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

  change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

  impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

  modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the seller or an affiliate of any of them;

  decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

  permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

          The issuing entity and the indenture trustee may also enter into supplemental indentures with the consent of the note insurer, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes. In addition, no such supplemental indenture will conflict with the provisions listed above requiring the consent of each noteholder or, without the consent of a majority of noteholders, permit the issuing entity to:

  modify the definition of “Eligible Investments” (except as provided in the indenture to expand the types of Eligible Investments specified in that definition);

  enter into a derivative contract for the benefit of the noteholders; or

  increase the transferor’s discretion in the selection of accounts to be transferred to the transferor, or the frequency of such transfer, under the sale and servicing agreement.

          However, the preceding sentence will not prevent the adoption without noteholder consent of any supplemental indenture that otherwise would require the consent of a majority of noteholders if such supplemental indenture does not materially and adversely affect the interest of any noteholder and if the adoption of that supplemental indenture is necessary to correct manifest errors in the transaction documents, conform the transaction documents to any inconsistencies with the free writing prospectus, comply with rating agency requirements or conform to then-current financial accounting standards, as described in the indenture. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes.

Voting Rights

          At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances. Pursuant to the indenture, unless an insurer default exists, the note insurer will be deemed to be the holder of 100% of the outstanding notes for all purposes, other than with respect to payment on the notes, and will be entitled to exercise all of the rights of the holders thereunder.

Matters Regarding the Indenture Trustee

          Subject to the other provisions of the indenture, the indenture trustee will have no duty:

  to see to any recording, filing, or depositing of the indenture or any agreement referred to therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or re- depositing of any thereof, to see to the maintenance of any insurance,

  to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the issuing entity property other than from funds available in the Distribution Account, or to confirm or verify the contents of any reports or certificates of the issuer, the note insurer or the master servicer delivered to the indenture trustee pursuant to the indenture believed by the indenture trustee to be genuine and to have been signed or presented by the proper party or parties.

          Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

THE TRUST AGREEMENT

          The following summary describes terms of the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the provisions of the trust agreement. See the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms and conditions of the trust agreement and the notes. See “The Agreements” in the prospectus.

Responsibilities of the Owner Trustee

          The owner trustee will have the following duties and responsibilities, among others, under the trust agreement:

  discharging (or causing the trust administrator to discharge) all of its responsibilities pursuant to the terms of the trust agreement and the other documents or agreements to which the issuing entity or the owner trustee is a party and administering (or causing the trust administrator to administer) the issuing entity in the interest of the holder of the transferor interest in, subject to each such respective document or agreement and in accordance with the provisions of the trust agreement; and

  taking direction from the holder of the transferor interest regarding the management of the issuing entity.

Amendment

          The trust agreement may be amended by the seller, the depositor and the owner trustee with the consent of the note insurer, but without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the note insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the note insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Policy. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and the owner of transferor interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the note insurer consents to such action or such action will not adversely affect in any material respect the interests of any noteholders or the note insurer, as evidenced by an opinion of counsel or an affirmation of the ratings of the notes, without giving effect to the Policy.

Matters Regarding the Owner Trustee, the Depositor and the Seller

          Neither the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the issuing entity or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

ADMINISTRATION AGREEMENT

          The Bank of New York, in its capacity as trust administrator, will enter into the administration agreement with the issuing entity and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

ACCOUNTING CONSIDERATIONS

          Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the notes.

USE OF PROCEEDS

          The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

LEGAL PROCEEDINGS

          There are no legal proceedings currently pending against the sponsor, the depositor, the indenture trustee, the owner trustee, the trust administrator or the master servicer, or to which any of their respective properties are subject, that is material to the noteholders, nor is the depositor aware of any proceedings of this type contemplated by government authorities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of Andrews Kurth LLP, special tax counsel to the issuing entity, assuming compliance with the trust agreement, the indenture, and the sale and servicing agreement by the parties to those agreements, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool and the notes will be treated as debt instruments. Each beneficial owner of an interest in notes will agree to treat the notes as debt instruments for federal income tax purposes. Alternative characterizations of the issuing entity and the notes are, however, possible, and we encourage prospective investors to consult their tax advisors concerning the tax consequences to them of an investment in notes.

          For a discussion of the tax treatment of interest, original issue discount, market discount, and bond premium on the notes, see “Material Federal Income Tax Consequences – Taxation of Debt Securities” in the prospectus.

          If the note rate for any payment date is limited to the Available Funds Rate, a beneficial owner of notes will become entitled to receive LIBOR Carryover Interest Shortfalls on subsequent payment dates to the extent funds are available on such subsequent payment dates for payment of such amounts. In effect, interest that accrues on the notes in excess of the Available Funds Rate will be deferred, and, as a result, some or all of the interest accrued on the notes may not be treated as “qualified stated interest” as that term is defined in the prospectus under “Material Federal Income Tax Consequences – Taxation of Debt Securities – Interest and Acquisition Discount.” If stated interest payments do not represent qualified stated interest, they will be taxed as original issue discount. Nevertheless, for federal income tax reporting purposes, stated interest on the notes will be treated as qualified stated interest.

          It is expected that, assuming stated interest on the notes is qualified stated interest, based on anticipated offering prices for the notes, the notes will not be issued with original issue discount.

          Solely for purposes of accruing original issue discount and market discount, if any, and for purposes of amortizing any bond premium, the sale and servicing agreement will set forth a prepayment assumption and an assumed rate at which additional balances will be drawn.

          For additional information regarding federal income tax consequences, see “Material Federal Income Tax Consequences” in the prospectus.

STATE TAX CONSEQUENCES

          In addition to the federal income tax consequences described above in “Federal Income Tax Consequences,” potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) prohibit a pension, profit sharing or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code (each a “Plan”) from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or Section 4975 of the Code, are subject to federal, state or local laws which may be substantially similar (“Similar Law”) (those plans, together with Plans, referred to as “Benefit Plans”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

          ERISA also imposes duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

          Subject to the considerations discussed in “ERISA Considerations” in the prospectus, the notes may be purchased by a Benefit Plan. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code – or violate any Similar Law. Each purchaser of a note will be deemed to represent that either (i) it is not acquiring the notes with the assets of a Benefit Plan or (ii) its purchase and holding of the note will not cause a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption and does not cause a non-exempt violation of any Similar Law. A PTCE under ERISA may not apply to all prohibited transactions that could arise in connection with a Plan’s investment in the notes and Plans should be aware that ownership of the issuing entity may change as a result of a transfer of the transferor interest.

          In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the issuing entity or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction under ERISA before investing in a note.

          Any person that proposes to acquire a note on behalf of or with plan assets of any Benefit Plan should consult with counsel concerning the application of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code and the provisions of Similar Laws on the proposed investment.

LEGAL INVESTMENT CONSIDERATIONS

          The notes will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

LEGAL MATTERS

          Certain legal matters with respect to the securities will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas and for the underwriter by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the issuing entity by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to the sponsor, the seller, the master servicer and the custodian will be passed upon by in-house counsel for such parties.

EXPERTS

          The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this free writing prospectus, have been incorporated in this free writing prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

RATING

          It is a condition to issuance that the notes be rated not lower than “AAA” by S&P and “Aaa” by Moody’s. A securities rating addresses the likelihood of the receipt by noteholders of payments on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings do not address any payments of interest that could accrue if the notes are subject to the available funds rate cap or the maximum rate cap. The ratings assigned to the notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Carryover Interest Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

          The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

INDEX OF DEFINED TERMS

60+ Day Delinquent Mortgage Loan	61	Due Period	60

Assignment Preparation Trigger	69	Eligible Account	76

Available Funds Rate	63	Eligible Investments	76

AVM	37	Eligible Substitute HELOC	72

Base O/C Amount	60	ERISA	89

Base O/C Percentage	60	Euroclear	55

Benefit Plans	89	Euroclear Clearance System	57

Business Day	65	event of default	82

CACS	38	Event of Servicer Termination	69

Charged-Off HELOC	60	Excess O/C Amount	60

Charge-Off Amount	60	Excess Spread	60

Clearstream	55	Excess Spread Step-Up Event	60

Closing Date	60	FDIA	73

CLTV	35	FDIC	72

Code	89	FFIEC Charge-off Policy	38

CPR	43	FICO Score	49

Credit Line Agreements	45	Floating Allocation Percentage	60

Cumulative Charge-Off Step-Down Test	60	FSA	31

Cut-Off Date	29	Full Documentation Loan	36

Cut-Off Date Pool Balance	60	HELOCs	29

Delinquency Step-Down Test	60	Index	42

determination date	63	Interest Collections	61

disqualified persons	89	Interest Period	61

Draw Rate	43	Invested Amount	61

DTC	55	Investor Charge-Off Amount	61

Investor Interest Collections	61	PTCE	89

Investor Principal Distribution Amount	61	Purchase Price	72

LIBOR	63	Rapid Amortization Event	66

LIBOR Business Day	63	rating agencies	69

LIBOR Carryover Interest Shortfalls	59	Receipt	65

LIBOR Determination Date	64	Received	65

Maximum Rate	63	Relief Act	25

Moody’s	69	S&P	69

Net Interest Collections	61	Scheduled Payments	64

Net Recoveries	61	SEC	0-1

note rate	63	Similar Law	89

O/C Amount	61	Specified O/C Amount	62

O/C Reduction Amount	61	Stated Income Loans	37

parties in interest	89	Step-Down Base O/C Amount	62

payment date	61	Step-Down Date	62

Plan	89	Step-Down Test	62

plan assets	89	Step-Up Base O/C Amount	62

Policy	29, 64	Substitution Adjustment Amount	72

Pool Balance	61	Three Month Rolling Average of 60+ Day
		Delinquent Mortgage Loans	63
Principal Balance	63
		Three Month Rolling Average of Excess Spread	63
Principal Collections	61
		Transferor Deposit Amount	72
prohibited transaction	89

EXHIBIT A

PROSPECTUS

Prospectus dated April 20, 2006 previously filed on EDGAR under file number 333-132046

[also available online at http://www.sec.gov/Archives/edgar/data/1081915/000095011706001810/0000950117-06-001810-index.htm]